Exhibit 10.30

CERTAIN INFORMATION CONTAINED IN THIS EXHIBIT, MARKED BY [***], HAS BEEN EXCLUDED FROM THIS EXHIBIT BECAUSE THE REGISTRANT HAS DETERMINED THAT IT IS BOTH NOT MATERIAL AND IS THE TYPE THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL.

ZENTALIS PHARMACEUTICALS, INC.

AND

IMMUNOME, INC.

LICENSE AGREEMENT

January 5, 2024

TABLE OF CONTENTS

		Page
1.DEFINITIONS		1

2.LICENSE AND TRANSFER OF KNOW-HOW		13

2.1	License Grant	11
2.2	Sublicense Rights	11
2.3	Transfer of Licensed Know-How	11
2.4	[***]	11
2.5	No Implied Rights or Licenses	11
2.6	Non-Solicitation	12

3.REPORTING		12

3.1	Progress Reports	12
3.2	Annual Meeting	12

4.DEVELOPMENT AND COMMERCIALIZATION		12

4.1	Responsibility for Development	12
4.2	Technical Cooperation and Transfer.	12
4.3	Transfer of Agreements.	13
4.4	Compliance with Applicable Laws	14
4.5	Subcontracting	14
4.6	Preparation and Ownership of Regulatory Filings	14
4.7	Notice of Communication with Regulatory Authorities and Regulatory Cooperation	14
4.8	Documentation	15
4.9	Responsibility for Commercialization and Manufacturing	15

5.DILIGENCE		15

5.1	Development Diligence	15
5.2	Commercialization Diligence	15

6.PAYMENT OBLIGATIONS		15

6.1	Upfront Payments	15
6.2	Milestone Payments	16
6.3	Royalties	18
6.4	Royalties, Sales Milestones, Sublicense Payment Reports and Payments and Invoices	19
6.5	Audit Rights	20
6.6	Currency of Payment	21
6.7	Accounting	21

i

6.8	Withholding Tax	21

7.INVENTIONS AND INTELLECTUAL PROPERTY		21

7.1	Existing Intellectual Property	21
7.2	Ownership of Inventions	21
7.3	Patent Prosecution and Maintenance	22
7.4	Infringement by Third Parties	22
7.5	Further Actions	24

8.REPRESENTATIONS, WARRANTIES, AND COVENANTS		24

8.1	Representations and Warranties of each of the Parties	24
8.2	Additional Representations and Warranties of Licensor	25
8.3	Covenants of each of the Parties	26
8.4	Covenant of Licensor	27

9.INDEMNIFICATION AND INSURANCE		27

9.1	Licensor’s Right to Indemnification	27
9.2	Licensee’s Right to Indemnification	28
9.3	Process for Indemnification	28
9.4	Insurance	29

10. LIMITATION OF LIABILITY AND EXCLUSION OF DAMAGES; DISCLAIMER OF WARRANTY		29

10.1	LIMITATION OF LIABILITY AND EXCLUSION OF DAMAGES	29
10.2	DISCLAIMER OF WARRANTY; NON-RELIANCE	29

11.CONFIDENTIALITY		30

11.1	Confidentiality; Exceptions	30
11.2	Degree of Care; Permitted Use	30
11.3	Permitted Disclosures	31
11.4	Irreparable Injury	31
11.5	Return of Confidential Information	31
11.6	Survival of Obligations	31
11.7	Public Disclosure	32

12.TERM AND TERMINATION		32

12.1	Term	32
12.2	Termination by Licensee for Convenience	32
12.3	Termination for Material Breach	32
12.4	Termination upon Insolvency	33
12.5	Termination by Licensor for Patent Challenge.	33
12.6	Termination by Licensor for Failure to Develop	33

ii

12.7	Consequences of Termination	34
12.8	Other Consequences of Termination Regarding Licensee ADC Programs	34
12.9	Other Consequences of Termination Regarding ROR1 ADC Programs	35
12.10	Accrued Rights, General Surviving Obligations	37
12.11	Rights in Bankruptcy	37

13.MISCELLANEOUS		38

13.1	Agency	38
13.2	Assignment; Change of Control	38
13.3	Further Actions	38
13.4	Force Majeure	39
13.5	Notices	39
13.6	Amendment	40
13.7	Waiver	40
13.8	Counterparts; Electronic Delivery	40
13.9	Construction	40
13.10	Governing Law; Arbitration	41
13.11	Severability	42
13.12	Compliance with Applicable Law	42
13.13	Entire Agreement of the Parties	42
13.14	Performance by Affiliates	42

iii

LICENSE AGREEMENT

THIS LICENSE AGREEMENT (the “Agreement”) is made and entered into as of January 5, 2024 (the “Effective Date”) by and between ZENTALIS PHARMACEUTICALS, INC., a Delaware corporation with an office at 1359 Broadway, Suite 801, New York, New York 10018, U.S. (“Licensor”), and IMMUNOME, INC., a Delaware corporation with an office at 665 Stockton Drive, Suite 300, Exton, Pennsylvania 19341, U.S. (“Licensee”). Licensor and Licensee are sometimes referred to herein individually as a “Party” and collectively as the “Parties”.

RECITALS

WHEREAS, Licensor is a company engaged in the research, development, and commercialization of pharmaceutical products for the amelioration, treatment and/or prevention of human diseases and conditions;

WHEREAS, Licensee is a biotechnology company engaged in the research, development and commercialization of first-in-class and best-in-class targeted cancer therapies;

WHEREAS, Licensor has developed certain proprietary platform technology relating to ADCs (as defined below), ROR1 (as defined below) antibodies, and ADCs targeting ROR1; and

WHEREAS, Licensee desires to obtain, and Licensor is willing to grant to Licensee, a license under Licensor’s proprietary ADC technology, ROR1 antibodies, and ROR1 ADCs to exploit such technology and ADCs on the terms and conditions provided in this Agreement.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing and the covenants and promises contained in this Agreement and intending to be legally bound, the Parties agree as follows:

1.DEFINITIONS. As used herein, the following terms will have the following meanings:

1.1“AAA” has the meaning set forth in Section 13.10.

1.2“[***]” has the meaning set forth in Section 4.3(a).

1.3“[***]” has the meaning set forth in Section 4.3(a).

1.4“Acceptance” means, with respect to an IND for a Licensed Product, that (a) thirty (30) days have passed since such IND has been submitted to the FDA or (b) a safe to proceed letter is issued by the FDA. Cognates of Acceptance will have a corresponding meaning.

1.5“ADC” means an antibody-drug conjugate, which is a biopharmaceutical drug comprising an Antibody that is covalently linked to one or more biologically active payloads (including small molecules, proteins, and radionuclides) via a linking group.

1.6“ADC Improvements” means (a) any Invention that is an improvement, derivative, modification or enhancement to the Zentalis ADC Technology and (b) all intellectual property rights therein. For clarity, ADC Improvements shall not include any Antibodies or any intellectual property rights in any Antibody.

1.7“Affiliate” means a corporation, partnership, trust or other entity that directly, or indirectly through one or more intermediates, controls, is controlled by or is under common control with a specified Party. For such purposes, “control,” “controlled by” and “under common control with” will mean the possession of the power to direct or cause the direction of the management and policies of an entity, whether through the ownership of voting equity, voting member or partnership interests, control of a majority of the board of directors or other similar body, by contract or otherwise. In the case of a corporation, the direct or indirect ownership of fifty percent (50%) or more of its outstanding voting shares or the ability otherwise to elect a majority of the board of directors or other managing authority of the entity will in any event be presumptively deemed to confer control, it being understood that the direct or indirect ownership of a lesser percentage of such shares will not necessarily preclude the existence of control.

1.8“Agreement” has the meaning set forth in the preamble hereto.

1.9“[***]” means [***], effective as of [***], attached hereto as Exhibit 1.9.

1.10“Antibody” means an immunoglobulin molecule capable of binding to a specific Target, through at least one antigen recognition site, located in the variable region of the immunoglobulin molecule. The term “Antibody” encompasses not only full-length immunoglobulin molecules, but also any antigen-binding fragments thereof, fusion proteins comprising an antibody or antigen-binding fragment thereof, bispecific and multi-specific antibodies, antibody drug conjugates, nanobodies, and any other modified configuration of the antibody or antigen binding fragment thereof comprising an antigen recognition site.

1.11“Applicable Law” means all applicable laws, rules, orders, directives, ordinances, administrative circulars and regulations, including any rules, regulations, guidelines or other requirements of the Regulatory Authorities or other governmental authorities, that may be in effect from time to time in the Territory.

1.12“Biosimilar Application” means an application or submission filed with a Regulatory Authority for marketing authorization of a Biosimilar Product.

1.13“Biosimilar Product” means, with respect to a Licensed Product following Regulatory Approval in the applicable country, a biological product (a) that is “biosimilar” to or “interchangeable” with the Licensed Product, as the term “biosimilar” is defined in 42 U.S.C. § 262(i)(2) or 262(i)(3), or any non-U.S. equivalent thereof, as applicable, (b) for which Regulatory Approval is obtained in the Territory by referencing any regulatory materials of the Licensed Product, (c) that is approved for use in the Territory pursuant to a Regulatory Approval process governing approval of interchangeable or biosimilar biologics as described in 42 U.S.C. § 262, or any other similar provision that comes into force, or is the subject of a notice with respect to the Licensed Product under 42 U.S.C. § 262(l)(2) or in each case any non-U.S. equivalent thereof, as applicable, and (d) is sold in the Territory by any Third Party that is not Licensee or a Sublicensee of Licensee or its Affiliates under this Agreement and did not purchase the Licensed Product in a chain of distribution that included any of Licensee or its Affiliates or Sublicensees.

1.14“BLA” means a Biologics License Application submitted to the FDA for a biologic medicinal product under Section 351 of the Public Health Service Act, as may be amended, supplemented, or replaced, and any foreign equivalent thereof submitted to foreign Regulatory Authorities for purposes of obtaining marketing authorization for such medicinal product.

1.15“Breaching Party” has the meaning set forth in Section 12.3.

1.16“Business Day” means a day other than Saturday, Sunday or any other day on which commercial banks located in the State of New York, U.S., are authorized or obligated by Applicable Law to close.

1.17“Calendar Quarter” means the respective periods of three (3) consecutive calendar months ending on March 31, June 30, September 30 and December 31; provided, however, that (a) the first Calendar Quarter of the Term will extend from the Effective Date to the end of the first complete Calendar Quarter thereafter, and (b) the last Calendar Quarter of the Term will end upon the expiration or termination of this Agreement.

1.18 “Calendar Year” means (a) for the first Calendar Year of the Term, the period beginning on the Effective Date and ending on December 31, 2024, (b) for each Calendar Year of the Term thereafter, each successive period beginning on January 1 and ending twelve (12) consecutive calendar months later on December 31, and (c) for the last Calendar Year of the Term, the period beginning on January 1 of the Calendar Year in which this Agreement expires or terminates and ending on the effective date of expiration or termination of this Agreement.

1.19“Change of Control” means, with respect to a Party, (a) the consummation of a merger or consolidation of such Party in which the shareholders of such Party that directly or indirectly control such Party immediately prior to such merger or consolidation do not continue to hold immediately following the closing of such merger or consolidation at least fifty percent (50%) of the combined voting power of the then outstanding securities of the surviving or resulting entity; (b) the consummation of a sale or transfer of all or substantially all of the assets of such Party to one or more Third Parties, or other similar transaction or series of related transactions; or (c) any transaction or series of transactions in which any person or entity or group of persons or entities acquires beneficial ownership of securities of a Party representing more than fifty percent (50%) of the combined voting power of the then outstanding securities of such Party.

1.20“Clinical Trials” means Phase I Clinical Trials, Phase II Clinical Trials, Phase III Clinical Trials, Pivotal Clinical Trials, Phase IV Clinical Trials (if applicable), and/or portions, combinations or other variations of such trials (e.g., Phase IIa; Phase II/III).

1.21“Commencement” means, when used with respect to Clinical Trials (or the local equivalent), (a) the date of the first dosing with Licensed Product of the first patient or subject in such Clinical Trials (or the local equivalent) or (b) for a Clinical Trial referred to in clause (b) of the definition of Pivotal Clinical Trial, the date that Licensee determines that it intends to use the data from such Clinical Trial to establish the efficacy and safety of the applicable Licensed Product to enable the preparation and submission of a BLA and provided that, for clarity, any public announcement that data from such Clinical Trial will be used to enable the preparation and submission of a BLA shall be conclusive evidence of such intent.

1.22“Commercialization” means all activities undertaken relating to the [***]. “Commercialize” will have a corresponding meaning.

1.23“Commercially Reasonable Efforts” means, with respect to Licensee, those [***].

1.24“Confidential Disclosure Agreement” has the meaning set forth in Section 11.1.

1.25“Confidential Information” has the meaning set forth in Section 11.1.

1.26“Control” means, with respect to any item of Know-How, Patent, Patent Application, or other intellectual property right, in each case that a Party, on behalf of itself or its Affiliates, owns or has a license to such item, the right or the ability to grant to the other Party a license or sublicense with respect thereto as provided for in this Agreement, without violating the terms of any agreement or other arrangement with, or any legal rights of any Third Party.

1.27“Cover” means, (a) with respect to Know-How, that the Exploitation of a given molecule, pharmaceutical product, or item actually uses such Know-How and (b) with respect to a Patent right, that the Exploitation of a given molecule, pharmaceutical product, or item would infringe a Valid Claim of such Patent right (in the absence of ownership of, or a license under, such Patent right). Cognates of the word “Cover” have correlative meanings.

1.28“Damages” has the meaning set forth in Section 9.1.

1.29“Debarred or Excluded” has the meaning set forth in Section 8.1(h).

1.30“Derivative” means with respect to a given Antibody, an Antibody that [***] with the given Antibody.

1.31“Develop” or “Development” means [***].

1.32“Development Milestone Event” has the meaning set forth in Section 6.2(a).

1.33“Development Milestone Payment” has the meaning set forth in Section 6.2(a).

1.34“Dollar” means a U.S. dollar, and “$” will be interpreted accordingly.

1.35“Effective Date” has the meaning set forth in the preamble hereto.

1.36“[***] Country” means [***].

1.37“Exploit” or “Exploitation” means the making, having made, using, having used, selling, having sold, offering for sale and/or otherwise disposing of, the Licensed Products, including all discovery, research, Development (including the conduct of Clinical Trials), Manufacturing, registration, modification, enhancement, improvement, labeling, storage, formulation, exportation, importation, optimization, transportation, distribution, promotion, marketing and Commercialization activities related thereto.

1.38“FDA” means the U.S. Food and Drug Administration, or any successor thereto, having the administrative authority to regulate the marketing of human pharmaceutical products or biological therapeutic products in the U.S.

1.39“Field” means any and all uses.

1.40“First Commercial Sale” means, with respect to any Licensed Product in any country, the [***] of such Licensed Product in such country after Regulatory Approval for such Licensed Product has been granted in such country.

1.41“Force Majeure Event” has the meaning set forth in Section 13.4.

1.42“GAAP” means U.S. generally accepted accounting principles.

1.43“GLP” means the applicable then-current good laboratory practice standards as are required by applicable Regulatory Authorities or Applicable Law in the relevant jurisdiction, including, in the U.S., those promulgated or endorsed by the FDA in 21 C.F.R. Part 58, or the equivalent thereof as promulgated or endorsed by the applicable Regulatory Authorities outside of the U.S.

1.44“IFRS” means International Financial Reporting Standards.

1.45“IND” means an investigational new drug application submitted to the FDA pursuant to 21 C.F.R. Part 312, including any amendments or supplements thereto. References herein to IND will include, to the extent applicable, any foreign counterpart of the foregoing filed with a Regulatory Authority outside the U.S. for the investigation of a medicinal product in any other country or group of countries in conformance with the requirements of such Regulatory Authority.

1.46“Indemnified Party” has the meaning set forth in Section 9.3(a).

1.47“Indemnifying Party” has the meaning set forth in Section 9.3(a).

1.48“Indication” means the intended use of a Licensed Product for the treatment, control, mitigation, prevention or cure of a distinct recognized human disease or condition, or of a manifestation of a recognized human disease or condition, or for the relief of symptoms associated with a recognized human disease or condition, in each case in the intended patient population and line of treatment, that, if approved in the U.S., would be reflected in the

“Indications and Usage” section of labeling pursuant to 21 C.F.R. § 201.57(c)(2), or, to the extent applicable, any comparable labeling section outside the U.S.

1.49“Inventions” has the meaning set forth in Section 7.2(a).

1.50“Know-How” means ideas, inventions, discoveries, concepts, formulas, practices, procedures, processes, methods, platform technology, knowledge, know-how, trade secrets, technology, designs, drawings, computer programs, skill, experience, documents, apparatus, results, clinical and regulatory strategies, test data, including chemical, biological, pharmacological, toxicological, animal and clinical data, analytical and quality control data, manufacturing data and descriptions, Patent and legal data, market data, financial data or descriptions, devices, assays, biomarkers, companion diagnostics, formulations, dosage regimens, specifications, compositions of matter, product samples and other samples, physical, chemical and biological materials and compounds, and the like, in written, electronic or other form, now known or hereafter developed, whether or not patentable.

1.51“[***] ROR1 ADC” means an ADC containing [***].

1.52“[***] ROR1 ADC Product” means any pharmaceutical product, in any dosage strength or formulation, containing the [***] ROR1 ADC.

1.53“[***] ROR1 ADC Program” means a program of Development undertaken by or on behalf of Licensee to use Licensed IP to Develop one or more [***] ROR1 ADC Products.

1.54“Licensed IP” means Licensed Know-How and Licensed Patents.

1.55“Licensed Know-How” means any and all Know-How Controlled by Licensor or its Affiliates as of the Effective Date that is [***] to Exploit the Zentalis ADC Technology, ROR1 Antibodies or the ROR1 ADC in the Field in the Territory, including the Know-How described in Exhibit 1.55.

1.56“Licensed Patents” means [***].

1.57“Licensed Product” means any ROR1 ADC Product or Platform Product.

1.58“Licensed ROR1 ADC” means a [***] ROR1 ADC or [***] ROR1 ADC.

1.59“Licensed ROR1 Antibody” means (a) any ROR1 Antibody that is listed in Exhibit 1.59 and (b) any Antibody that is a Derivative of any of the Antibodies that are listed in Exhibit 1.59.

1.60“Licensee” has the meaning set forth in the preamble hereto.

1.61“Licensee ADC Program” means a program of Development undertaken by or on behalf of Licensee to use Licensed IP to Develop one or more Platform Products. For clarity, neither the [***] ROR1 ADC Program nor [***] ROR1 ADC Program shall be deemed a

Licensee ADC Program. For avoidance of doubt, a program of Development directed to a different Target (or a different set of Targets) shall be deemed a different Licensee ADC Program.

1.62“Licensor” has the meaning set forth in the preamble hereto.

1.63“Manufacture” or “Manufacturing” means the activities performed in connection with the manufacture, testing (including quality control, quality assurance and lot release testing), bulk packaging and/or storage of a Licensed Product, as applicable.

1.64“Milestone Payments” has the meaning set forth in Section 6.2(c).

1.65“Net Sales” means [***].

1.66“Non-Breaching Party” has the meaning set forth in Section 12.3.

1.67“Non-Transferable Contract” has the meaning set forth in Section 4.3(d).

1.68“[***] ROR1 ADC” means any ADC (other than the [***] ROR1 ADC) containing a Licensed ROR1 Antibody.

1.69“[***] ROR1 ADC Product” means any pharmaceutical product, in any dosage strength or formulation, containing an [***] ROR1 ADC.

1.70“[***] ROR1 ADC Program” means a program of Development undertaken by or on behalf of Licensee to use Licensed IP to Develop one or more [***] ROR1 ADC Products.

1.71“Party” or “Parties” has the meaning set forth in the preamble hereto.

1.72“Patent” means (a) letters patent (or other equivalent legal instrument), including utility and design patents, and including any extension, substitution, registration, confirmation, reissue, re-examination or renewal thereof, together with all invention certificates, supplementary protection certificates, of any of the foregoing, and (b) all foreign or international equivalents of any of the foregoing in any country in the Territory.

1.73“Patent Application” means (a) an application for letters patent, including a reissue application, a re-examination application, a continuation application, a continued prosecution application, a continuation-in-part application, a divisional application or any equivalent thereof that is pending at any time during the Term before a government patent examination and granting authority and (b) all foreign or international equivalents of any of the foregoing in any country in the Territory.

1.74“Patent Challenge” means any action, suit, proceeding or claim challenging the validity, patentability, scope, priority, construction, inventorship, enforceability or ownership of any Licensed Patent in any forum.

1.75“Phase I Clinical Trial” means any clinical study conducted on sufficient numbers of human subjects to establish the safety of a Licensed Product over a range of doses, as more fully defined in 21 C.F.R. § 312.21(a), or its successor regulation.

1.76“Phase II Clinical Trial” means any clinical study conducted on sufficient numbers of human subjects for an Indication, to establish the safety and efficacy of a Licensed Product for such indication in a target patient population over a dosage range, as more fully defined in 21 C.F.R. § 312.21(b), or its successor regulation.

1.77“Phase III Clinical Trial” means any clinical study intended as a pivotal study for purposes of seeking Regulatory Approval that is conducted on sufficient numbers of human subjects to establish that a Licensed Product is safe and efficacious for its intended use, to define warnings, precautions, and adverse reactions that are associated with the Licensed Product in the dosage range to be prescribed, and to support Regulatory Approval of the Licensed Product or label expansion of such pharmaceutical product, as more fully defined in 21 C.F.R. § 312.21(c), or its successor regulation.

1.78“Phase IV Clinical Trial” means clinical study, including post-marketing studies, of a Licensed Product on human subjects commenced after receipt of Regulatory Approval of the Licensed Product for the purpose of satisfying a condition imposed by a Regulatory Authority to obtain Regulatory Approval, or to support the marketing of such pharmaceutical product, and not for the purpose of obtaining initial Regulatory Approval of the Licensed Product.

1.79“[***]” has the meaning set forth in Section 4.3(b).

1.80“[***]” has the meaning set forth in Section 4.3(b).

1.81“Pivotal Clinical Trial” means a human clinical study of a drug product: (a) with a defined dose or a set of defined doses of such product designed to establish efficacy and safety of such product with the intent of enabling the preparation and submission of a BLA to the competent Regulatory Authorities in a country, (b) without registrational intent that nevertheless generates data that a competent Regulatory Authority deems acceptable to establish the efficacy and safety of such product to enable the preparation and submission of a BLA or (c) that would otherwise satisfy requirements of 21 C.F.R. § 312.21(c), or comparable regulations in any country or jurisdiction outside the U.S., and any amended or successor regulations. For clarity, a Pivotal Clinical Trial does not need to be a Phase III Clinical Trial.

1.82“Platform Product” means any pharmaceutical product (a) containing an ADC, in any dosage strength or formulation, other than a ROR1 ADC Product (except as provided in Section 6.2(a) and solely for the purposes set forth therein) that incorporates or is otherwise Covered by Licensed IP or an Invention that constitutes any improvement, derivative, modification or enhancement to Licensed IP or (b) containing a Licensed ROR1 Antibody or any Derivative thereof but is not a ROR1 ADC Product. For clarity, a Platform Product includes any pharmaceutical product containing an ADC, in any dosage strength or formulation, that incorporates or is otherwise Covered by Licensed IP or an Invention that constitutes any improvement, derivative, modification or enhancement to Licensed IP and includes a ROR1 Antibody that is not a Licensed ROR1 Antibody.

1.83“Rate Reduction Payment” has the meaning set forth in Section 6.3(a)(ii).

1.84“Regulatory Approval” means, with respect to a Licensed Product, approval by a Regulatory Authority of a BLA and satisfaction of related applicable registration and notification requirements with respect to the Licensed Product.

1.85“Regulatory Authority” means any applicable supra-national, federal, national, regional, state, provincial or local regulatory agencies, departments, bureaus, commissions, councils or other government entities, including the FDA, regulating or otherwise exercising authority with respect to the Exploitation of the Licensed Products in the Territory.

1.86“Regulatory Exclusivity” means, with respect to a Licensed Product, any exclusive marketing rights or data exclusivity rights, including orphan drug exclusivity, new chemical entity exclusivity, biologic exclusivity, qualified infectious disease products exclusivity, data exclusivity, or pediatric exclusivity, conferred by the applicable Regulatory Authority with respect to such Licensed Product, other than a Patent right.

1.87“Regulatory Filings” means any and all regulatory applications, filings, modifications, amendments, supplements, revisions, reports, submissions, authorizations, and Regulatory Approvals, and associated correspondence required to Exploit Licensed Products in the Territory, including any reports or amendments necessary to maintain Regulatory Approvals.

1.88“Representing Party” has the meaning set forth in Section 8.1.

1.89“ROR1” means the receptor tyrosine kinase-like orphan receptor 1.

1.90“ROR1 ADC Product” means the [***] ROR1 ADC Product and [***] ROR1 ADC Product.

1.91“ROR1 ADC Program” means a program of Development undertaken by or on behalf of Licensee to use Licensed IP to Develop one or more ROR1 ADC Products.

1.92“ROR1 Antibody” means an Antibody that is designed to bind to ROR1, including Antibodies that are designed to bind to other Targets (such as bi-specific Antibodies).

1.93“ROR1 Development Milestone Event” has the meaning set forth in Section 6.2(b).

1.94“ROR1 Development Milestone Payment” has the meaning set forth in Section 6.2(b).

1.95“ROR1 Sales Milestone Payment” has the meaning set forth in Section 6.2(c).

1.96“Royalty Term” has the meaning set forth in Section 6.3(c).

1.97“Seller” has the meaning set forth in Section 1.65.

1.98“Stock Issuance Agreement” means that certain Stock Issuance Agreement, of even date herewith, by and between the Parties.

1.99“Subcontractor” has the meaning set forth in Section 4.5.

1.100“Sublicense” means any agreement entered into by Licensee and any Third Party granting such Third Party rights under any Licensed IP, including grants of covenants not to sue and options to obtain licenses and/or sublicenses. Notwithstanding the foregoing, any agreement entered into by Licensee and a Subcontractor in accordance with Section 4.5 where the grant of rights under the Licensed IP is on a non-exclusive basis and incidental to the services to be performed shall not be considered a “Sublicense” for purposes of this Agreement.

1.101“Sublicensee” means any Third Party to which Licensee grants a Sublicense under this Agreement.

1.102“Target” means [***].

1.103“Term” has the meaning set forth in Section 12.1.

1.104“Terminated Program” means (a) all Licensee ADC Programs or (b) all ROR1 ADC Programs, in each case that have been terminated in accordance with Sections 12.2 through 12.6.

1.105“Territory” means worldwide.

1.106“Third Party” means any person or entity other than Licensee, Licensor, or any Affiliate of either of them.

1.107“Trademark” means any word, name, symbol, color, designation or device or any combination thereof, whether registered or unregistered, including any trademark, trade dress, service mark, service name, brand mark, trade name, brand name, logo or business symbol.

1.108“Transferred WOs” has the meaning set forth in Section 4.3(c).

1.109“U.S.” means the United States of America.

1.110“USPTO” means the United States Patent and Trademark Office and any successor entity thereto.

1.111“Valid Claim” means a claim in (a) an issued and unexpired Patent that has not been revoked, or held unenforceable or invalid by a decision of a patent office, court or other governmental agency of competent jurisdiction in a final and non-appealable judgment (or a judgment from which no appeal was taken within the allowable time period) and has not been disclaimed, denied or admitted to be invalid or unenforceable through reissue, re-examination or disclaimer or otherwise, or (b) a claim in a pending Patent Application that has not been abandoned, finally rejected or expired without the possibility of appeal or re-filing and which has been pending for no more than [***] from the date of filing of the earliest patent application to which such pending patent application is entitled to claim priority.

1.112“Vendor” has the meaning set forth in Section 4.3(c).

1.113“Zentalis ADC Technology” means Licensor’s proprietary (a) chemistry, materials and methodologies used to covalently link an Antibody to one or more biologically active payloads (including drugs, proteins, and radionuclides) via a linking group, (b) biologically active payloads (e.g., small molecule drugs, peptides, proteins, radionuclides, and other chemical moieties) designed to be covalently linked to an Antibody to create an ADC, and (c) linking groups designed to covalently link an Antibody to one or more biologically active payloads (including drugs, peptides, proteins, radionuclides and other chemical moieties), including for (a), (b) and (c), the chemistry, materials, methodologies, payloads and linking groups described in Exhibit 1.113, and in each case as such chemistry, materials, methodologies, payloads and linking groups exist as of the Effective Date.

1.114“ZMI” has the meaning set forth in Section 2.4.

2.LICENSE AND TRANSFER OF KNOW-HOW

2.1License Grant. On the terms and subject to the conditions of this Agreement, Licensor, on behalf of itself and/or its Affiliates, hereby grants to Licensee, effective upon the Effective Date, an exclusive (even as to Licensor and its Affiliates), royalty-bearing, transferable (in accordance with Section 13.2) license, with the right to grant Sublicenses in accordance with Section 2.2, under the Licensed IP to Exploit Licensed Products in the Field in the Territory.

2.2Sublicense Rights. Licensee will have the right to grant written Sublicenses, through multiple tiers, under the rights granted to it under Section 2.1 to any of its Affiliates and Third Parties. Licensee’s right to grant such Sublicenses will be subject to the following: (a) the terms of each Sublicense granted by Licensee will be consistent with the terms and conditions of this Agreement; (b) Licensee’s grant of any Sublicense will not relieve Licensee from any of its obligations under this Agreement and any acts or omissions of a Sublicensee under a Sublicense shall be deemed an act or omission of Licensee; and (c) Licensee will[***].

2.3Transfer of Licensed Know-How. Within [***] after the Effective Date, Licensor, on behalf of itself and its Affiliates, will, at its sole expense, deliver to Licensee copies of the Licensed Know-How set forth on Exhibit 1.55. For the sake of clarity, the transfer of Licensed Know-How contemplated by this Section 2.3 is intended to be documentary only, and is not intended to include any services by or on behalf of Licensor.

2.4[***].

2.5No Implied Rights or Licenses. Neither Party grants to the other Party any rights or licenses in or to any Patent or other intellectual property right, whether by implication, estoppel or otherwise, except to the extent expressly provided for under this Agreement.

2.6Non-Solicitation. Neither Party nor any of their Affiliates shall, during the period from the Effective Date until [***], either directly or indirectly, solicit for employment any employee of the other Party who has been involved in any substantive capacity in the creation or Exploitation of Licensed IP or Licensed Products. Each Party agrees that any breach of this provision would cause irreparable harm to the other Party and that, in addition to any and all other available legal and equitable remedies, injunctive relief shall be appropriate and available without the posting of a bond or other security. The foregoing non-solicitation provisions shall not apply to general recruiting activities not specifically targeting a Party or its Affiliate or a particular individual employee of a Party or its Affiliate.

3.REPORTING

3.1Progress Reports. During the Term, Licensee will provide a written report in reasonable detail to Licensor [***], to apprise Licensor of Licensee’s progress of the [***] ROR1 ADC Program, [***] ROR1 ADC Programs and Licensee ADC Programs and the Zentalis ADC Technology.

3.2Annual Meeting. During the Term, upon Licensor’s request no more than [***] per Calendar Year, Licensee shall make [***] representatives at a mutually agreeable time during normal business hours to meet in-person or via video conference with Licensor’s representatives to discuss Licensee’s progress regarding the matters described in Section 3.1.

4.DEVELOPMENT AND COMMERCIALIZATION

4.1Responsibility for Development. As between Licensor and Licensee, Licensee will be solely responsible for, at its own cost, conducting all Development activities (including Manufacturing for Development purposes) necessary to obtain Regulatory Approvals for the Licensed Products in the Field in the Territory. Licensee will conduct its Development activities for the Licensed Products in compliance with all Applicable Laws. Subject to Section 4.3, as of the Effective Date, Licensee will assume all rights and obligations of Licensor and its Affiliates listed on Exhibit 4.1.

4.2Technical Cooperation and Transfer.

(a)Upon reasonable request by Licensee from time to time prior to [***], Licensor will provide reasonable assistance as necessary or advisable to transfer Licensed Know-How to Licensee to support Development and Manufacture of Licensed Products under this Agreement, provided that Licensor shall not be required to provide more than a total of ***] of assistance pursuant hereto, provided that [***], and Licensee shall [***]. Thereafter, upon reasonable request by Licensee from time to time, Licensor will provide reasonable assistance as necessary or advisable to support Development and Manufacture of Licensed Products under this Agreement; provided, that (A) Licensor shall not be required to provide more than a [***] of assistance pursuant hereto [***] and (B) Licensee shall [***] for such assistance. Such assistance may include answering Licensee’s reasonable technical questions regarding the Zentalis ADC Technology or Licensed Products to the extent such expertise is available within Licensor.

(b)[***] after the Effective Date, Licensor will transfer to Licensee the quantities of existing Licensed ROR1 Antibody, Licensed ROR1 ADC, payload, linker and linker-

payload stocks in its possession, including those set forth on Exhibit 4.2. Method of transfer shall be as mutually agreed between Licensor and Licensee. LICENSOR MAKES NO REPRESENTATIONS OR EXTENDS ANY WARRANTIES OF ANY KIND, EITHER EXPRESS OR IMPLIED, INCLUDING WARRANTIES OF MERCHANTABILITY, QUALITY, FITNESS FOR A PARTICULAR PURPOSE, NONINFRINGEMENT, WITH RESPECT TO ANY MATERIALS TRANSFERRED TO LICENSEE HEREUNDER.

4.3Transfer of Agreements.

(a)Licensor, on behalf of itself and ZMI, hereby transfers and assigns to Licensee, as of the Effective Date, that certain Development and Manufacturing Services Agreement by and between [***] and [***], effective as of [***] and all associated work orders set forth on Exhibit 4.1 [***] and all of ZMI’s rights and obligations thereunder. On and after the Effective Date, Licensee will assume all obligations of Licensor and ZMI under the [***] (i) to the extent arising on or after the Effective Date or (ii) as set forth on Exhibit 4.1.  For clarity, Licensor will retain all obligations of Licensor and ZMI under the [***] to the extent arising prior to the Effective Date that are not set forth on Exhibit 4.1 (including any breach of the [***] occurring prior to the Effective Date).

(b)Licensor hereby transfers and assigns to Licensee, as of the Effective Date, that certain Development and Manufacturing Services Agreement [***], effective as of [***] and all of Licensor’s rights and obligations thereunder. On and after the Effective Date, Licensee will assume all obligations of Licensor under the [***] to the extent arising on or after the Effective Date.  For clarity, Licensor will retain all obligations of Licensor under the [***] to the extent arising prior to the Effective Date (including any breach of the [***] occurring prior to the Effective Date).

(c)[***] after the Effective Date, Licensor shall, on behalf of itself and ZMI, transfer and assign to Licensee the work orders (the “Transferred WOs” and together with the [***] and [***], collectively, the “Vendor Agreements”) set forth on Exhibit 4.1 between ZMI and each of [***]  (together with [***], each a “Vendor”), and Licensor and Licensee shall work collaboratively in good faith to facilitate entry by Licensee, as needed, into master services agreements, research agreements or similar, with the Vendors to enable the transfer and assignment of the Transferred WOs.

(d)Notwithstanding Sections 4.3(a), 4.3(b) and 4.3(c), this Agreement shall not constitute an agreement for Licensor to assign and transfer to Licensee any Vendor Agreement if an attempted assignment or transfer thereof would constitute a breach or other contravention thereof without the consent of the applicable Vendor under such Vendor Agreement (each, a “Non-Transferable Contract”). The Parties shall use commercially reasonable efforts to obtain any required consent, authorization or approval and following Licensor’s receipt of such consent, authorization or approval, Licensor shall promptly assign and transfer to Licensee the Non-Transferable Contract, provided that neither party shall be required to pay any amount or incur any cost or expense to obtain such consent. If [***],] any such consent, authorization or approval is not obtained with respect to a Non-Transferable Contract or Licensor otherwise has not assigned and transferred such Non-Transferable Contract after using commercially reasonable efforts for such [***] period to obtain such consent, authorization or approval or otherwise assign and transfer such Non-Transferable Contract, Licensee will use commercially reasonable efforts to enter into its own contract or work order, as applicable, with the applicable Vendor of the Non-Transferable Contract.

(e)On a Vendor Agreement-by-Vendor Agreement basis, until the earliest of (i) assignment of such Vendor Agreement in accordance with Section 4.3(a), 4.3(b) and 4.3(c), as applicable, (ii) completion of all outstanding work under such Vendor Agreement, (iii) [***] and (iv) Licensee’s execution of a contract with the applicable Vendor in relation to the subject matter of a Non-Transferable Contract, Licensor shall perform under such Vendor Agreement solely at Licensee’s reasonable direction and provide to Licensee the rights and benefits granted to Licensor under the Vendor Agreement, and Licensee shall assume, and  shall indemnify and hold Licensor harmless from, all obligations and liabilities of Licensor under such Vendor Agreement intended to be assumed by Licensee as specified above, except for liabilities arising from Licensor’s breach or failure to perform in accordance with Licensee’s reasonable direction in all material respects (except to the extent such breach is directly attributable to any act or omission of Licensee). Under such interim arrangement, (A) Licensor shall enforce for the benefit of Licensee any and all of its or their rights against the applicable Vendor and (B) Licensee shall promptly pay to Licensor all monies owed by it under any such Non-Transferable Contract.

4.4Compliance with Applicable Laws. Each Party, in performing its activities under this Agreement, will comply with all Applicable Laws.

4.5Subcontracting. Licensor acknowledges and agrees that portions of the work to be performed by Licensee under this Agreement may be performed on behalf of Licensee by Third Parties, including contract research organizations and contract manufacturing organizations (“Subcontractors”). Any Subcontractor to be engaged by Licensee to perform Licensee’s obligations set forth in this Agreement will meet the qualifications that Licensee believes are appropriate for the performance of work similar in scope and complexity to the contracted activity. The activities of any such Subcontractor will be considered activities of Licensee under this Agreement. Licensee will be responsible for ensuring compliance by any such Subcontractor with the terms of this Agreement, as if such Subcontractor(s) were Licensee hereunder.

4.6Preparation and Ownership of Regulatory Filings.

(a)Licensee will be solely responsible, at its own cost, for preparing, filing, and maintaining, and will own, the Regulatory Filings relating to the Licensed Products.

(b)Licensee will be responsible for all interactions with Regulatory Authorities and will be responsible for submitting Regulatory Filings to the respective Regulatory Authority with regard to the Licensed Products for the purpose of filing, obtaining and maintaining Regulatory Approval thereof, and will be responsible for preparing, obtaining and maintaining all regulatory dossiers and Regulatory Approvals covering the Licensed Products in the Territory as Licensee deems appropriate.

4.7Notice of Communication with Regulatory Authorities and Regulatory Cooperation.

(a)In the event that a Regulatory Authority directly contacts Licensor regarding a Licensed Product, Licensor will notify Licensee of any oral communications, and provide Licensee with copies of any written communications, or internal written memoranda, notes or summaries of oral communications, to or from Regulatory Authorities on matters related to such Licensed Products, or which may reasonably be deemed to impact such Licensed Product, [***], or such earlier date as required by Applicable Law or Regulatory Authority. In each such case, Licensor will (i) give Licensee [***] to any such oral or written communications relating to the Licensed Products to or from Regulatory Authorities prior to submitting any response thereto, (ii) [***], and (iii) provide Licensee with a copy of the final response as specified herein.

(b)Licensor shall [***] Licensee in complying with regulatory obligations and communications, including by providing to Licensee, [***], Know-How and documentation in Licensor’s possession as may be [***] for Licensee to prepare a response to an inquiry from a Regulatory Authority, and by [***] with a Regulatory Authority at Licensee’s reasonable request and expense.

4.8Documentation. Licensor will cooperate with Licensee in providing data and other Know-How generated in connection with Development or Manufacture of Licensed Products conducted by or on behalf of Licensor prior to the Effective Date, including internal memoranda and presentations relating thereto.

4.9Responsibility for Commercialization and Manufacturing. As between the Parties, Licensee will be solely responsible for the Commercialization (including Manufacturing for commercial supply) of all Licensed Products in the Territory, including planning and implementation, detailing, booking of sales, pricing and reimbursement.

5.DILIGENCE

5.1Development Diligence. Licensee will use Commercially Reasonable Efforts (itself or with or through Affiliates or Sublicensees) to Develop [***].

5.2Commercialization Diligence. Following receipt of Regulatory Approval of a Licensed Product in a country in the Territory, Licensee will use Commercially Reasonable Efforts (itself or with or through Affiliates or Sublicensees) to promptly Commercialize such Licensed Product.

6.PAYMENT OBLIGATIONS

6.1Upfront Payments.

(a)In partial consideration for the rights and licenses granted under this Agreement, within [***] after the Effective Date, Licensee will make a non-refundable, non-creditable, one-time payment to Licensor in the amount of fifteen million Dollars ($15,000,000).

(b)In partial consideration for the rights and licenses granted under this Agreement, Licensee will issue to Licensor, 2,298,586 shares of Licensee’s common stock, par value $0.0001 per share in accordance with the Stock Issuance Agreement.

6.2Milestone Payments.

(a)Development and Regulatory Milestones for Platform Products. In partial consideration for the rights and licenses granted under this Agreement, Licensee will pay the milestone payments set forth in the table in this Section 6.2(a) below (each, a “Development Milestone Payment”) after the first achievement of each of the specified milestone events (each, a “Development Milestone Event”) by Licensee or its Affiliates or Sublicensees for a Platform Product in each of the first five (5) Licensee ADC Programs for which there has been Acceptance of an IND for a Platform Product in such Licensee ADC Program. Licensee will notify Licensor in writing (in accordance with Section 13.5) within [***] after Licensee learns of the achievement of any milestone event set forth in the table in this Section 6.2(a) below. Licensor shall submit an invoice to Licensee for each Development Milestone Payment after the corresponding milestone is achieved. Licensee will pay any Development Milestone Payments that are payable within [***] after receipt of such invoice. For clarity, each Development Milestone Payment in this Section 6.2(a) is payable by Licensee to Licensor up to [***] with respect to the achievement of each milestone under this Section 6.2(a) (but, for clarity, only [***] with respect to each Licensee ADC Program regardless of the number of Platform Products Developed in such single Licensee ADC Program), and in no event will more than [***] per Licensee ADC Program and more than [***] (across such [***] Licensee ADC Programs) be payable under this Section 6.2(a), regardless of how many additional times the milestones are achieved by additional Platform Products and Licensee ADC Programs. For avoidance of doubt, if Licensee achieves either one of the Regulatory Approval milestone events in the table below before making the Development Milestone Payments for both of the first two (2) rows of milestone events in the table below, Licensor will invoice, and Licensee shall be obligated to pay to Licensor, all the unpaid Development Milestone Payments with respect to the first two (2) rows.

Development Milestone Events for Platform Products in a Licensee ADC Program	Payment
[***]	$[***]
[***]	$[***]
[***]	$[***]
[***]	$[***]

For purposes of this Section 6.2(a), on a Development Milestone Event-by-Development Milestone Event basis, [***]. Thereafter, on a Development Milestone Event-by-Development Milestone Event basis, solely purposes of this Section 6.2(a), [***].

(b)Development and Regulatory Milestones for ROR1 ADC Products. In partial consideration for the rights and licenses granted under this Agreement, Licensee will pay the [***] milestone payments set forth in the table in this Section 6.2(b) below after the first achievement of each of the specified milestone events (each, a “ROR1 Development Milestone Event”) by Licensee or its Affiliates or Sublicensees for a ROR1 ADC Product (each, a “ROR1 Development Milestone Payment”). Licensee will notify Licensor in writing (in accordance with Section 13.5) within [***] after Licensee learns of the achievement of any milestone event set forth in the table in this Section 6.2(b) below. Licensor shall submit an invoice to Licensee for each ROR1 Development Milestone Payment after the corresponding milestone is achieved. Licensee will pay any ROR1 Development Milestone Payments that are payable within [***] after receipt of such invoice. For clarity, in no event will more than [***] be payable under this Section 6.2(b), regardless of how many additional times the milestones are achieved by additional ROR1 ADC Products. For avoidance of doubt, if Licensee achieves any of the Regulatory Approval milestone events in the table below before making the Development Milestone Payments for both of the first two (2) rows of milestone events in the table below, Licensor will invoice, and Licensee shall be obligated to pay to Licensor, all the unpaid ROR1 Development Milestone Payments with respect to the first two (2) rows.

Development Milestone Events for ROR1 ADC Product	Payment
[***]	$[***]
[***]	$[***]
[***]	$[***]
[***]	$[***]
[***]	$[***]

(c)Sales Milestones for ROR1 ADC Products. In partial consideration for the rights and licenses granted under this Agreement, Licensee will pay the [***] milestone payments set forth in the table in this Section 6.2(c) below after the first achievement of the specified milestone event by Licensee or its Affiliates or Sublicensees with respect to Net Sales of ROR1 ADC Products (each, a “ROR1 Sales Milestone Payment”, and, together with the Development Milestone Payments and ROR1 Development Milestone Payments, the “Milestone Payments”). Licensee will notify Licensor in writing (in accordance with Section 13.5) within [***] after the end of the Calendar Quarter in which a milestone event set forth in the table in this Section 6.2(c) below is achieved. Licensee will pay any ROR1 Sales Milestone Payment that is payable in accordance with Section 6.4. For clarity, each ROR1 Sales Milestone Payment in this Section 6.2(c) is payable by Licensee to Licensor only once with respect to the achievement of any milestone under this Section 6.2(c), and in no event will more than [***] be payable under this Section 6.2(c) regardless of how many times the milestones are achieved.

Sales Milestone Events for ROR1 ADC Products	Payment
[***]	$[***]
[***]	$[***]
[***]	$[***]

6.3Royalties.

(a)Royalties on Platform Products.

(i)In partial consideration for the rights and licenses granted under this Agreement, Licensee will pay Licensor royalties on all Net Sales of all Platform Products in the Territory, as calculated by multiplying the applicable royalty rate in the table in this Section 6.3(a)(i) below (but subject to Section 6.3(a)(ii)), by the corresponding amount of incremental Net Sales of all Platform Products in a given Licensee ADC Program in the Territory in each Calendar Year. Royalties on Platform Products will be determined on a Licensee ADC Program-by-Licensee ADC Program basis for each of the [***] Licensee ADC Programs for which there has been Acceptance of an IND for a Platform Product in such Licensee ADC Program. For example, and without limitation, if aggregate annual Net Sales of all Platform Products from a Licensee ADC Program in a Calendar Year are $1.2 billion, then royalties payable by Licensee will be equal to ([***]% of $[***]) + ([***]% of $[***]) + ([***]% of $[***]) = $[***].

Net Sales Tier	Royalty Rate
The portion of aggregate Net Sales of all Platform Products from a Licensee ADC Program in a Calendar Year that are [***]	[***] %
The portion of aggregate Net Sales of all Platform Products from a Licensee ADC Program in a Calendar Year that are [***]	[***] %
The portion of aggregate Net Sales of all Platform Products from a Licensee ADC Program in a Calendar Year that are [***]	[***] %

(ii)[***]

(b)Royalties on ROR1 ADC Products. In partial consideration for the rights and licenses granted under this Agreement, Licensee will pay Licensor royalties on aggregate annual Net Sales of all ROR1 ADC Products in the Territory, as calculated by multiplying the applicable royalty rate in the table in this Section 6.3(b) below, by the corresponding amount of incremental Net Sales of all ROR1 ADC Products in the Territory in each Calendar Year, subject to this Section 6.3(b).

Net Sales Tier	Royalty Rate
The portion of aggregate Net Sales of ROR1 ADC Products in a Calendar Year that are [***]	[***] %
The portion of aggregate Net Sales of ROR1 ADC Products in a Calendar Year that are [***]	[***] %
The portion of aggregate Net Sales of ROR1 ADC Products in a Calendar Year that are [***]	[***] %

(c)Royalty Term. Royalties will be paid under this Section 6.3, on a country-by-country and Licensed Product-by-Licensed Product basis, commencing on First Commercial Sale of such Licensed Product in such country until the latest of: (i) the expiration of the last-to-expire Valid Claim of a Licensed Patent in such country that Covers such Licensed Product, (ii) [***] in such country covering such Licensed Product, and (iii) [***] of the First Commercial Sale of such Licensed Product in such country (the “Royalty Term”).

(d)Know-How Royalty. In any country in the Territory, during any period during the Royalty Term for a Licensed Product in which there is [***] covering such Licensed Product, the amount of Net Sales of such Licensed Product in such country will be deemed reduced by [***)] for purposes of calculating [***]. By way of example, [***] Licensee agrees that [***]. For the avoidance of doubt, the Parties acknowledge and agree that the Milestone Payments, royalty payments, and other payments due hereunder were negotiated as arms-length payments for the rights and licenses granted hereunder, including access to the Licensed Know-How, the Licensed Patents and materials. In determining the amounts payable hereunder, the Parties have taken into account the likely duration of protection in any Licensed Patent, and have agreed on payment periods that may exceed such duration in light of the value of the use of any such Licensed Patents during the period of time that they remain in effect and the value of the use of other proprietary intellectual property after such duration, in order to facilitate the calculation and payment of amounts due. It is expressly acknowledged and agreed that any portion of any payments made that Licensee may allocate to the use of any such Licensed Patents is attributable to the use of any such Licensed Patent during the duration of its validity.

(e)Royalties Reduction. If Licensee obtains a license from a Third Party, including under Section 7.4, for rights to Patents, Know-How or other intellectual property that are necessary or reasonably useful for the Exploitation of a Licensed Product owing to a feature of Zentalis ADC Technology, Licensed ROR1 Antibody or Licensed ROR1 ADC, and Licensee is required to pay to such Third Party any payment (including up-front payments, milestones or royalties) in consideration for the grant or maintenance of such license, then the amounts that would otherwise have been payable as royalties to Licensor under Sections 6.3(a)-(d), will be reduced by an amount equal to [***] of such portion of Third Party payments attributable to licensing of such necessary Third Party intellectual property paid by or on behalf of Licensee to such Third Party during such period; provided that in no event will the reduction described in this Section 6.3(e) act to reduce the royalties payable by Licensee to Licensor to [***] of the royalties payable by Licensee to Licensor under Sections 6.3(a)-(d) for a given Calendar Quarter; provided, further, that credits not exhausted in any Calendar Quarter may be carried into future Calendar Quarters until fully exhausted.

(f)Expiration of Royalty Term. Following expiration of the applicable Royalty Term for any Licensed Product in a given country, no further royalties will be payable in respect of sales of such Licensed Product in such country and such sales shall not be included in Net Sales for any purpose hereunder.

6.4Royalties, Sales Milestones, Sublicense Payment Reports and Payments and Invoices. During the Royalty Term following the First Commercial Sale of any Licensed Product, [***] after the end of each Calendar Quarter, Licensee will pay to Licensor royalties and ROR1 Sales Milestone Payments payable for such Calendar Quarter and will provide a royalty report showing, on a Licensed Product-by-Licensed Product basis:

(a)the amount of gross sales in accordance with GAAP or IFRS and the Net Sales resulting from sales of Licensed Products sold by Licensee or its Affiliates or Sublicensees during such Calendar Quarter reporting period, including the specific deductions applied in the calculation of such Net Sales amounts;

(b)that nature of, basis for (in reasonable detail) and amount of any reductions in royalties as a result of the application of the terms of Section 6.3(d) or 6.3(e);

(c)the royalties and Milestone Payments payable in Dollars which will have accrued hereunder with respect to such Net Sales;

(d)withholding taxes, if any, required by Applicable Law to be deducted with respect to such payments; and

(e)the rate of exchange used by Licensee in determining the amount of Dollars payable hereunder.

If no royalties or Milestone Payments are due for any Calendar Quarter hereunder, Licensee will so report. Licensee will keep, and will require its Affiliates and Sublicensees to keep (all in accordance with GAAP or IFRS, as applicable, consistently applied), complete and accurate records in regarding the calculation of Net Sales hereunder, including records of gross to Net Sales adjustments, for a period of [***] after each Calendar Year of such Net Sales.

6.5Audit Rights.

(a)Upon the written request of Licensor and not more than [***] in each Calendar Year, Licensee will permit an independent certified public accounting firm of nationally recognized standing selected by Licensor and reasonably acceptable to Licensee, at Licensor’s expense and upon execution of a usual and reasonable confidentiality agreement with Licensee in accordance with Section 6.5(b), to have access during normal business hours to such records of Licensee as may be necessary or reasonably useful to verify the accuracy of the payment reports made and the amounts owed to Licensor under this Agreement for any Calendar Year period ending [***]. These rights with respect to any Calendar Year will terminate [***]. Licensor will provide Licensee with a copy of such accounting firm’s written report within [***] after completion of such report. If such accounting firm concludes that an underpayment was made, then the Licensee will pay the amount due within [***] after the date Licensor delivers to Licensee such accounting firm’s written report so concluding. If such accounting firm concludes that an overpayment was made, then Licensee may credit such overpayment against future payments due under this Agreement or if no future payments are due under this Agreement, Licensor shall refund such overpayment to Licensee in full. Licensor will bear the full cost of such audit unless such audit discloses that the additional payment payable by Licensee for the audited period is more than the lesser of [***] of the amount of the payments due for that audited period and [***], in which case Licensee will pay (or reimburse Licensor, as applicable) the fees and expenses charged by the accounting firm. If the Parties dispute any such accounting firm’s conclusion, they will resolve such issue pursuant to Section 13.10.

(b)Licensor will treat all information subject to review under Section 6.5(a) in accordance with the confidentiality provisions of this Agreement, and will cause its accounting firm to enter into a confidentiality agreement with Licensee containing obligations of confidentiality and non-use no less restrictive than the obligations set forth in Article 11; provided that such accountant may in any event disclose to Licensor the extent of any underpayment or overpayment by Licensee, as determined in Section 6.5(a).

6.6Currency of Payment. All payments to be made under this Agreement will be made in Dollars.

6.7Accounting.

(a)The fiscal year with respect to this Agreement will be a Calendar Year. Licensee will determine Net Sales with respect to any Licensed Product using its standard accounting procedures, consistent with GAAP or IFRS, as applicable. In the case of amounts to be determined by Third Parties (for example, Net Sales by Sublicensees), such amounts will be determined in accordance with GAAP or IFRS, as applicable. The Parties also recognize that such procedures may change from time to time and that any such changes may affect the definition of Net Sales.

(b)In the event of the payment or receipt of non-cash consideration in connection with the performance of activities or sale of Licensed Products under this Agreement, Licensee will advise Licensor of such transaction, including Licensee’s assessment of the fair market value of such non-cash consideration and the basis therefor. Such transaction will be accounted for on a cash equivalent basis, as mutually agreed by the Parties. If the Parties are unable to agree on the fair market value of such non-cash consideration and the basis therefor, the Parties will appoint a mutual acceptable independent valuation expert to make the determination, the cost of which shall be shared equally by the Parties, and the decision of such expert shall be final and binding on both Parties.

6.8Withholding Tax. Licensee will be entitled to deduct and withhold from the amount otherwise payable such amounts to the extent it is required to deduct and withhold with respect to such payment under any provision of federal, state, local or foreign tax law. Such withheld amounts will be treated for all purposes of this Agreement as having been paid to Licensor. No deduction will be made to the extent Licensee is timely furnished with necessary documents certifying that the payment is exempt from tax or subject to a reduced tax rate.

7.INVENTIONS AND INTELLECTUAL PROPERTY

7.1Existing Intellectual Property. Other than as expressly provided in this Agreement, neither Party grants to the other Party any right, title, or interest in any Patent rights, Know-How, or other intellectual property right Controlled by such Party.

7.2Ownership of Inventions.

(a)Ownership of inventions arising during and in the course of the Parties’ performance under this Agreement, and related intellectual property rights (“Inventions”) will be determined in accordance with U.S. laws of inventorship, except as otherwise expressly set forth herein.

(b)Subject to the licenses granted to Licensee under Section 2.1, neither Party will have any obligation to obtain any approval or consent of, nor pay a share of the proceeds to or account to, the other Party to practice, enforce, license, assign or otherwise exploit Inventions or intellectual property rights owned jointly by the Parties hereunder, and each Party hereby waives any right it may have under the laws of any jurisdiction to require such approval, consent or accounting. Each Party hereby grants to the other party a nonexclusive, royalty-free (except as provided in this Agreement), worldwide license, with the right to grant sublicenses through multiple tiers (except as otherwise expressly provided in this Agreement) under their undivided interest in jointly owned Inventions and intellectual property rights to Exploit jointly owned Inventions.

7.3Patent Prosecution and Maintenance.

(a)Licensee will have the [***] to file and prosecute Patent Applications and maintain and defend issued Patents within the Licensed Patents. Licensee will have the [***] to file and prosecute any patent term extension or supplementary protection certificates or their equivalents for the Licensed Patents. Licensee will advise Licensor [***] prior to any deadline for filing for any patent term extension or supplementary protection certificates or their equivalent for the Licensed Patents. Unless otherwise mutually agreed by the Parties, each Party will cause its patent counsel [***] regarding the status of all such Patent Applications and Patents for which it is responsible under this Section 7.3, and [***]. The Parties will set the location, date, time and type of meeting (either in person, by teleconference, or by videoconference) so as to be mutually agreeable to the patent counsel of each Party. Licensee shall keep Licensor [***] of the Licensed Patents and shall promptly provide Licensor with [***] received from the USPTO and European Patent Office (and Unified Patent Court, as applicable) in connection therewith. In addition, Licensee shall promptly provide Licensor with drafts of all proposed material filings and correspondence with the such patent authorities with respect to the Licensed Patents [***]. If Licensee does not wish to file, prosecute, maintain or defend any of the Licensed Patents, Licensee will give Licensor written notice to such effect [***] prior to any filing deadline or payment due date, or any other deadline or due date that requires action, and if Licensor so requests, Licensee will grant Licensor or its designated Affiliate any necessary authority to file, prosecute and maintain such Licensed Patents in Licensor’s or its Affiliate’s own name and at Licensor’s or its Affiliate’s sole expense. [***].

(b)Licensee will have the right to include in any Patent Application (including any Patent Application filed by Licensee) any Licensed Know-How. All such Patent Applications and any other Patent Application that claims priority, in whole or in part, directly or indirectly, to such Patent Applications shall be solely owned by Licensor or its designated Affiliate and Licensee shall assign and hereby assigns all of its right, title and interest in, to and under such Patent Applications to Licensor or its designated Affiliate.

7.4Infringement by Third Parties.

(a)Enforcement. Licensee will have the [***], Licensed Patents throughout the Territory (subject to the last sentence of this Section 7.4). If Licensee does not initiate[***], an enforcement action [***] after Licensee first learns of such infringement, Licensor or its Affiliate will have the right to enforce such Licensed Patents; provided that, [***].

All of the costs and expenses of both Parties incurred in connection with such proceedings will be borne by the Party bringing such action. If, in any enforcement action taken pursuant to this Section 7.4, the enforcing Party determines that the other Party is an indispensable party to such action, the other Party hereby consents to be joined in such action and, in such event, the other Party will have the right to be represented in such action using counsel of its own choice at the enforcing Party’s expense. [***].

(b)Biosimilar Applications. Notwithstanding the provisions of Section 7.4(a), if either Party (or its Affiliate) receives a copy of a Biosimilar Application referencing a Licensed Product, whether or not such notice or copy is provided under any Applicable Laws (including under the Biologics Price Competition and Innovation Act of 2009, as amended, the U.S. Patient Protection and Affordable Care Act, or its successor provisions), or otherwise becomes aware that such a Biosimilar Application has been submitted to a Regulatory Authority for marketing authorization (such as in an instance described in 42 U.S.C. § 262(l)(2)), the remainder of this Section 7.4(b) will apply. The Party (or its Affiliate) receiving such copy of Biosimilar Application will then seek permission to view the Biosimilar Application, information regarding the process or processes used to manufacture the product that is the subject of the Biosimilar Application, and related confidential information from the filer of the Biosimilar Application if necessary under 42 U.S.C. § 262(l)(1)(B)(iii) or any equivalent non-U.S. rule or regulation. Regardless of the Party that is the “reference product sponsor,” as defined in 42 U.S.C. § 262(l)(1)(A), for purposes of such Biosimilar Application:

(i)Licensee will designate, to the extent permitted by Applicable Law, or otherwise Licensor or its Affiliate will designate in accordance with Licensee’s instructions, the outside counsel and in-house counsel who will receive confidential access to the Biosimilar Application, information regarding the process or processes used to manufacture the product that is the subject of the Biosimilar Application, and any related confidential information pursuant to 42 U.S.C. § 262(l)(1)(B)(ii) or any equivalent non-U.S. rule or regulation.

(ii)In each case, after [***], Licensee will have the right to (A) list any patents, including those Patents within the Licensed Patents, as required pursuant to 42 U.S.C. § 262(l)(3)(A) or 42 U.S.C. § 262(l)(7), (B) respond to any communications with respect to such lists from the filer of the Biosimilar Application, (C) negotiate with the filer of the Biosimilar Application as to whether to utilize a different mechanism for information exchange other than that specified in 42 U.S.C. § 262(l)(1), and (D) as to the Patents that will be subject to the litigation procedure as described in 42 U.S.C. § 262(l)(4), decide which Patent or Patents will be selected for litigation under 42 U.S.C. § 262(l)(5)(B)(i)(II), and commence such litigation under 42 U.S.C. § 262(l)(6). In each case, after [***], Licensee will have the right to take such actions as appropriate under any equivalent non-U.S. rule or regulation appliable to Biosimilars and Biosimilar Applications. If Licensor or its Affiliate is required pursuant to Applicable Law to execute any of these tasks it will do so in accordance with [***].

(iii)Licensor will cooperate with Licensee’s reasonable requests in connection with the foregoing activities to the extent required or permitted by Applicable Laws. Licensee will [***] with Licensor prior to identifying any Patents within the Licensed Patents to a Third Party as contemplated by this Section 7.4(b). Licensee will [***] Licensor, and [***] Licensor of any such lists or communications promptly after they are made.

(iv)Each Party or its Affiliate will [***] after receiving any notice of commercial marketing provided by the filer of a Biosimilar Application pursuant to 42 U.S.C. § 262(l)(8)(A) or any equivalent non-U.S. rule or regulation, notify the other Party. To the extent permitted by Applicable Law, Licensee will have [***], to seek an injunction against such commercial marketing as permitted pursuant to 42 U.S.C. § 262(l)(8)(B) or any equivalent non-U.S. rule or regulation and to file an action for infringement. If required pursuant to Applicable Law, upon Licensee’s request, Licensor or its Affiliate will assist in seeking such injunction or filing such infringement action after [***] Licensee. Except as otherwise provided in this Section 7.4(b), any such action will be subject to the other terms and conditions of Section 7.4(a).

(c)Recoveries. All recoveries from any enforcement action under this Section 7.4 will be awarded first to reimburse both Parties on a pro rata basis for their costs and expenses incurred due to the enforcement action and then the remainder shall be allocated [***] to the enforcing Party and [***] to the other Party.

7.5Further Actions. Each Party will cooperate with the other Party to execute all documents and take all reasonable actions to effect the intent of this Article 7.

8.REPRESENTATIONS, WARRANTIES, AND COVENANTS

8.1Representations and Warranties of each of the Parties. Licensor and Licensee (each a “Representing Party”) each hereby represents and warrants to the other as of the Effective Date that:

(a)such Representing Party has the full corporate or limited liability company power, authority to enter into this Agreement and to carry out the provisions hereof;

(b)this Agreement has been duly executed and delivered on behalf of such Representing Party and constitutes a legal, valid and binding obligation of such Representing Party and is enforceable against it in accordance with its terms, except as enforcement may be affected by bankruptcy, insolvency or other laws of general application affecting the enforcement of creditor rights and judicial principles affecting the availability of specific performance and general principles of equity, whether enforceability is considered a proceeding at law or equity;

(c)such Representing Party has taken all corporate or limited liability company action, as the case may be, necessary to authorize the execution, delivery and performance of this Agreement;

(d)all necessary consents, approvals and authorizations of all Regulatory Authorities and other Third Parties required to be obtained by such Representing Party in connection with the execution and delivery of this Agreement and the performance of its obligations hereunder have been obtained;

(e)the execution and delivery of this Agreement and the performance of such Representing Party’s obligations hereunder (i) do not conflict with or violate any requirement of Applicable Law or any provision of the articles of incorporation, bylaws, limited partnership agreement or any similar instrument of such Representing Party, as applicable, in any material way, and (ii) do not conflict with, violate, or breach or constitute a default or require any consent under, any Applicable Law or any contractual obligation or court or administrative order by which such Representing Party is bound;

(f)such Representing Party is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization, and has full power and authority and the legal right to own and operate its property and assets and to carry on its business as it is now being conducted;

(g)all of such Representing Party’s employees, officers, contractors and consultants who (i) develop intellectual property relating to this Agreement or the Licensed Products have executed agreements requiring assignment to such Representing Party of all inventions made during the course of and as a result of their association with such Representing Party and (ii) have access to confidential information of the Representing Party relating to this Agreement or the Licensed Products have executed agreements requiring each such employee, officer, contractor and consultant to maintain as confidential the Confidential Information of such Representing Party; and

(h)neither such Representing Party nor its Affiliates nor any of their respective employees, officers, agents, or, [***], independent contractors who have rendered services relating to this Agreement or the Licensed Products: (i) has ever been suspended or debarred, or convicted of a crime for which an entity or person could be suspended or debarred, under 21 U.S.C. Section 335a; (ii) has ever been included in the List of Excluded Individuals/Entities maintained by the HHS Office of Inspector General pursuant to 42 U.S.C. §§ 1320a-7, 13955ccc, 1320c-5 and regulations promulgated thereunder; (iii) has ever been under indictment for a crime for which a person or entity could be excluded, suspended or debarred with respect to any of the foregoing; or (iv) is or has ever been otherwise ineligible to participate in any healthcare reimbursement or procurement program in the Territory ((i)-(iv), collectively, “Debarred or Excluded”).

8.2Additional Representations and Warranties of Licensor. Licensor hereby represents and warrants to Licensee as of the Effective Date that:

(a)Licensor’s wholly owned subsidiary, ZMI, is the assignee of record of all Patents and Patent Applications included within the Licensed Patents; and the Licensed Patents owned by Licensor or its Affiliates are free and clear of any liens, charges, encumbrances, or judgments of record;

(b)Licensor, on behalf of itself and its Affiliates, is entitled to grant the rights and licenses granted to Licensee and transfer the Know-How transferred to Licensee under this Agreement, and there is no contractual restriction or other legal obligation with any Third Party, or by any outstanding order, judgment, or decree of any court or administrative agency, that restricts it in any way from granting to Licensee the rights and licenses or transferring the Know-How as set forth in this Agreement;

(c)all Licensed Patents are, to Licensor’s knowledge, (i) subsisting and are not invalid or unenforceable, in whole or in part, (ii) the Patent Applications included in the Licensed Patents are being diligently prosecuted (except for intentional strategic abandonments made in the ordinary course of patent prosecution) in the respective patent offices in the Territory in accordance with Applicable Law and Licensor and its Affiliates have presented all information material to patentability of which it and the inventors are aware to the relevant patent examiner at the relevant patent office that imposes such a disclosure requirement, and (iii) filed and maintained properly and correctly and all applicable fees have been paid on or before the due date for payment;

(d)nonpublic file wrappers and other documents and materials relating to the prosecution, defense, maintenance, validity and enforceability of the Licensed Patents will be provided to Licensee [***] following the Effective Date and to Licensor’s knowledge, such documents and materials are true, complete and correct;

(e)there are no pending or, to Licensor’s knowledge, written allegations or threats of, (i) inter partes reviews, post-grant reviews, interferences, re-examinations or oppositions involving the Licensed Patents or (ii) any inventorship challenges involving the Licensed Patents, in either case ((i) or (ii)) that are in or before any patent office (or other governmental authority performing similar functions);

(f)to Licensor’s knowledge, the Patents and Patent Applications listed in Exhibit 1.56 are all of the Patents and Patent Applications Controlled by Licensor or its Affiliates that Cover the Licensed Products, Zentalis ADC Technology and Licensed ROR1 Antibodies in the Field;

(g)Licensor has taken commercially reasonable measures consistent with industry practices to protect the secrecy, confidentiality and value of Licensed Know-How;

(h)except for the license grants in Section 2.1, neither Licensor nor any of its Affiliates have assigned, transferred, conveyed, granted, or otherwise encumbered any right, title or interest in or to the Licensed IP that would conflict with or interfere with any of the rights or licenses granted to Licensee hereunder;

(i)Licensor, on behalf of itself and its Affiliates, is in compliance in all material respects with the [***], and to Licensor’s knowledge, [***] is in compliance with the [***] is in full force and effect;

(j)the execution and delivery of this Agreement does not conflict with, violate, or breach Licensor’s or its Affiliates’ obligations under the [***];

(k)Licensor has no knowledge of any infringement by any Third Party of any of the Licensed Patents or misappropriation of the Licensed Know-How; and

(l)to Licensor’s knowledge, the Exploitation of the Licensed Products and use of the Zentalis ADC Technology in the Field in the Territory as Exploited by Licensor on or before the Effective Date has not infringed any issued valid claim of any Patent rights owned or otherwise controlled by a Third Party.

8.3Covenants of each of the Parties. Each Party hereby covenants to the other Party that during the Term:

(a)such Party will perform its obligations under this Agreement in compliance with all Applicable Laws;

(b)such Party will not enter into any agreement with any Third Party that will conflict with the rights granted to the other Party under this Agreement;

(c)such Party will ensure that its Affiliates perform all actions necessary for such Party to comply with such Party’s obligations under this Agreement;

(d)all employees and consultants of such Party or its Affiliates working under this Agreement will be under the obligation to assign all right, title and interest in and to their Inventions, whether or not patentable, if any, to such Party as the sole owner thereof;

(e)such Party will not knowingly employ (or use any subcontractor or consultant that employs) any individual or entity that is Debarred or Excluded, or any individual who or entity which is the subject of an FDA debarment investigation or proceeding, in the conduct of its activities under this Agreement. If during the Term, such Party has reason to believe that it or any of its Affiliates or any of their respective employees, officers, independent contractors, or agents rendering services relating to this Agreement or the Licensed Products satisfies or is reasonably likely to be Debarred or Excluded, then such Party will immediately notify the other Party of the same in writing; and

(f)such Party, on behalf of itself and its Affiliates, will maintain, all material licenses, authorizations, and permissions necessary under Applicable Law for performing its obligations under this Agreement.

8.4Covenant of Licensor. Licensor covenants to Licensee that during the Term, Licensor or its Affiliates will not assign, transfer, convey, grant, or otherwise encumber any right, title or interest in or to the Licensed IP in a manner that would conflict with the rights granted to Licensee under this Agreement.

9.INDEMNIFICATION AND INSURANCE

9.1Licensor’s Right to Indemnification. Licensee will indemnify, defend and hold harmless each of Licensor and its Affiliates and their respective permitted successors and assigns, directors, officers, employees, independent contractors and agents, from and against any and all liabilities, damages, losses, settlements, penalties, fines, costs and expenses, including reasonable attorneys’ fees and litigation costs (any of the foregoing to be referred to herein as “Damages”) of whatever kind or nature (but not including taxes) arising from any Third Party demand, investigation, claim, action or suit in the Territory to the extent based on (a) the gross negligence or willful or intentional misconduct of Licensee, its Affiliates or any of its Sublicensees or their respective directors, officers, employees, independent contractors or agents under this Agreement; (b) a breach by Licensee of any term or condition of this Agreement; (c) a violation of Applicable Law in the performance of its duties under this Agreement by Licensee, its Affiliates or any of its Sublicensees or their respective directors, officers, employees, independent contractors or agents; (d) any tort or product liability (including death and bodily harm) claim related to Licensee’s or its Affiliate’s or Sublicensee’s Exploitation of the Licensed IP or any Licensed Product after the Effective Date or (e) [***], in each case, after the Effective Date; except in each case (a)-(e) to the extent Licensor has an obligation to indemnify Licensee and its Affiliates pursuant to Section 9.2.

9.2Licensee’s Right to Indemnification. Licensor will indemnify, defend and hold harmless each of Licensee and its Affiliates and their respective successors, assigns, directors, officers, employees, independent contractors and agents, from and against any and all Damages of whatever kind or nature (but not including taxes) arising from any Third Party demand, investigation, claim, action or suit in the Territory to the extent based on (a) the gross negligence or willful or intentional misconduct of Licensor, its Affiliates or any of its licensees or any of their respective directors, officers, employees, independent contractors or agents under this Agreement; (b) a breach by Licensor of any term or condition of this Agreement; (c) a violation of Applicable Law in the performance of its duties under this Agreement by Licensor, its Affiliates or any of its Sublicensees or their respective directors, officers, employees, independent contractors or agents; (d) any tort or product liability (including death and bodily harm) claim related to Licensor’s or its Affiliate’s or Sublicensee’s Exploitation of the Licensed IP or any Licensed Product prior to the Effective Date or (e) [***], in each case, prior to the Effective Date; except in each case (a)-(e) to the extent Licensee has an obligation to indemnify Licensor and its Affiliates pursuant to Section 9.1.

9.3Process for Indemnification.

(a)A Party seeking indemnification under this Article 9 (the “Indemnified Party”) will give prompt written notice of the claim to the other Party (the “Indemnifying Party”); provided, however, that failure to so notify shall not preclude the Indemnified Party’s right to indemnification hereunder unless the Indemnifying Party is actually prejudiced by such failure.

(b)Each Party will furnish promptly to the other, copies of all papers and official documents received from the Third Party making the claim for Damages in respect of such Damages. The Indemnified Party will cooperate as requested by the Indemnifying Party in the defense against any Damages.

(c)With respect to any Damages relating solely to the payment of money damages and which will not result in the Indemnified Party’s becoming subject to injunctive or other relief or otherwise adversely affecting the business of the Indemnified Party in any manner, and as to which the Indemnifying Party will have acknowledged in writing the obligation to indemnify the Indemnified Party under this Article 9, the Indemnifying Party will have the sole right to defend, settle or otherwise dispose of such Damages, on such terms as the Indemnifying Party, in its sole discretion, will deem appropriate.

(d)With respect to Damages relating to all other matters, the Indemnifying Party will have the sole right to control the defense of such matter, provided that the Indemnifying Party will obtain the written consent of the Indemnified Party, which consent will not be unreasonably withheld or delayed, prior to ceasing to defend, settling or otherwise disposing of any Damages if as a result thereof (i) the Indemnified Party would become subject to injunctive or other equitable relief or any remedy other than the payment of money by the Indemnifying Party or (ii) the business of the Indemnified Party would be adversely affected.

(e)The Indemnifying Party will not be liable for any settlement or other disposition of Damages by the Indemnified Party which is reached without the written consent of the Indemnifying Party, which consent will not be unreasonably withheld, conditioned or delayed, it being understood that if such consent is withheld, the Indemnifying Party will be responsible for the amount of damages or increased costs and expenses attributable to such failure to give consent.

(f)The Indemnified Party shall have the right to employ its own counsel at its own cost, provided that the Indemnified Party shall have the right to assume its own defenses using its own counsel at the Indemnifying Party’s reasonable cost if the Indemnifying Party does not diligently and reasonably pursue the defense of the Indemnified Party or if a conflict of interest arises between the Indemnified Party and the Indemnifying Party.

9.4Insurance. During the Term and for [***], (i) Licensee will maintain, at its sole expense, liability insurance relating to the Licensed Products (including clinical trial and product liability insurance) that is comparable in type and amount to the insurance customarily maintained by such Party with respect to similar prescription pharmaceutical products, at a similar stage, in the Territory and (ii) Licensor will maintain, at its sole expense, liability insurance relating to its obligations hereunder that is comparable in type and amount to the insurance customarily maintained by such Party with respect to similar obligations in the Territory.

10.LIMITATION OF LIABILITY AND EXCLUSION OF DAMAGES; DISCLAIMER OF WARRANTY

10.1LIMITATION OF LIABILITY AND EXCLUSION OF DAMAGES. EXCEPT IN THE CASE OF A BREACH OF ARTICLE 11 OR ARTICLE 7 OR A PARTY’S WILFUL MISCONDUCT, AND WITHOUT LIMITING THE PARTIES’ INDEMNIFICATION OBLIGATIONS UNDER ARTICLE 9, EACH PARTY SPECIFICALLY DISCLAIMS, AND NEITHER PARTY WILL BE LIABLE TO THE OTHER PARTY FOR INCIDENTAL, SPECIAL, INDIRECT, CONSEQUENTIAL OR PUNITIVE DAMAGES, OR ANY OTHER DAMAGES THAT ARE NOT PROXIMATE TO AND REASONABLY FORESEEABLE, AS A RESULT OF A PARTY’S PERFORMANCE OR BREACH OR NON-PERFORMANCE UNDER THIS AGREEMENT OR OTHERWISE RELATED TO THIS AGREEMENT.

10.2DISCLAIMER OF WARRANTY; NON-RELIANCE. EXCEPT AS EXPRESSLY SET FORTH IN THIS AGREEMENT, NEITHER PARTY PROVIDES ANY WARRANTIES, WHETHER WRITTEN OR ORAL, EXPRESS OR IMPLIED, UNDER THIS AGREEMENT, AND EACH PARTY HEREBY DISCLAIMS ALL OTHER WARRANTIES, WHETHER WRITTEN OR ORAL, EXPRESS AND IMPLIED, INCLUDING THE IMPLIED WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE AND FREEDOM FROM INFRINGEMENT OF THIRD-PARTY RIGHTS. LICENSEE AGREES AND ACKNOWLEDGES THAT, EXCEPT FOR THE REPRESENTATIONS AND WARRANTIES EXPRESSLY SET FORTH IN ARTICLE 8, NEITHER LICENSOR NOR ITS AFFILIATES, OR ANY OF THEIR RESPECTIVE REPRESENTATIVES OR ANY OTHER PERSON HAS MADE OR IS MAKING, AND LICENSEE AND ITS AFFILIATES HAVE NOT RELIED UPON AND ARE NOT RELYING UPON, ANY OTHER REPRESENTATIONS AND WARRANTIES, INCLUDING ANY PROJECTION, FORECAST, STATEMENT, OR INFORMATION MADE, COMMUNICATED, OR FURNISHED (WHETHER ORALLY OR IN

WRITING, IN ANY “DATA ROOM” RELATING TO THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT, IN MANAGEMENT PRESENTATIONS, FUNCTIONAL “BREAK-OUT” DISCUSSIONS, RESPONSES TO QUESTIONS OR REQUESTS SUBMITTED BY OR ON BEHALF OF PURCHASER OR IN ANY OTHER FORM IN CONSIDERATION OR INVESTIGATION OF THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT) TO LICENSEE, ITS AFFILIATES OR ANY OF THEIR RESPECTIVE REPRESENTATIVES.

11.CONFIDENTIALITY

11.1Confidentiality; Exceptions. Each Party will maintain in confidence all, and will not disclose any, information and materials of the other Party disclosed or provided to it by the other Party either pursuant to this Agreement or the Confidential Disclosure Agreement entered into by the Parties effective as of [***] (the “Confidential Disclosure Agreement”), to the extent relating to this Agreement or any Licensed IP or Licensed Product or the Exploitation thereof (together with all embodiments thereof, the “Confidential Information”). The obligations of confidentiality and limited use set forth in this Article 11 will not apply to any portion of information or materials that the receiving Party can demonstrate by contemporaneous written records was (a) known to the general public at the time of its disclosure to the receiving Party, or thereafter became generally known to the general public, other than as a result of actions or omissions of the receiving Party or anyone to whom the receiving Party disclosed such information; (b) known by the receiving Party prior to the date of disclosure by the disclosing Party; (c) disclosed to the receiving Party on an unrestricted basis from a source unrelated to the disclosing Party and not under a duty of confidentiality to the disclosing Party; or (d) independently developed by the receiving Party by personnel that did not have access to or use of Confidential Information of the disclosing Party. Any combination of features or disclosures will not be deemed to fall within the foregoing exclusions merely because individual features are published or known to the general public or in the rightful possession of the receiving Party unless the combination itself and principle of operation thereof are published or known to the general public or are in the rightful possession of the receiving Party. Notwithstanding the foregoing, the terms and conditions of this Agreement and the Confidential Disclosure Agreement will be deemed Confidential Information of both Parties, and the Licensed Know-How will be deemed Confidential Information of Licensee. For clarity, clauses (b), (c) and (d) above shall not limit Licensor’s confidentiality obligations with respect to Licensed Know-How.

11.2Degree of Care; Permitted Use. Each Party will take reasonable steps to maintain the confidentiality of the Confidential Information of the other Party, which steps will be no less protective than those steps that such Party takes to protect its own information and materials of a similar nature, but in no event less than a reasonable degree of care. Except to the extent expressly permitted under this Agreement (including in connection with applying for Patents or securing other intellectual property rights), neither Party will use or permit the use of any Confidential Information of the other Party except for the purposes of carrying out its obligations or exercising its rights under this Agreement or the Confidential Disclosure Agreement, and neither Party will copy any Confidential Information of the other Party except as may be reasonably useful or necessary for such purposes. All Confidential Information of a Party, including all copies and derivations thereof, is and will remain the sole and exclusive property of the disclosing Party and subject to the restrictions provided for herein. Except to the extent expressly permitted under this Agreement, neither Party will disclose any Confidential Information of the other Party other than to those of its and Affiliates’ and sublicensees, directors, officers, employees, licensors, independent contractors, permitted assignees, agents and external advisors that are directly concerned with the carrying out of this Agreement, on a strictly applied “need to know” basis, and that are subject to confidentiality and non-use obligations at least as stringent as the confidentiality and non-use obligations provided for in this Article 11. Each Party remains liable for compliance of its Affiliates’ and sublicensees’ directors, officers, employees, licensors, independent contractors, permitted assignees, agents and external advisors with its obligations of non-disclosure and non-use under this Agreement. Except to the extent expressly permitted under this Agreement, the receiving Party may not use Confidential Information of the other Party in applying for Patents or securing other intellectual property rights without first consulting with, and obtaining the written approval of, the other Party (which approval will not be unreasonably withheld or delayed).

11.3Permitted Disclosures. The obligations of Sections 11.1, 11.2, and 11.7 will not apply to the extent that the receiving Party is required to disclose information to a Third Party pursuant to (a) an order of a court of competent jurisdiction, (b) Applicable Laws, (c) regulations or rules of a securities exchange, (d) requirement of a governmental agency for purposes of obtaining approval to test or market Licensed Products, (e) disclosure on a need-to-know basis to any bona fide potential or actual investor, investment banker, acquirer, acquisition target, merger partner, licensee, licensor, or other potential or actual financial or strategic partner; provided that in connection with such disclosure, the disclosing Party will inform each disclosee of the confidential nature of such Confidential Information and cause each disclosee to enter into a written agreement containing limitations on use and disclosure no less restrictive, in the aggregate, than those contained in this Article 11, or (f) the exercise or enforcement by each Party of its rights granted to it under this Agreement, including the Exploitation of the Licensed IP and Licensed Products, provided that any such Third Party is subject to written or professional obligations of confidentiality and non-use at least as stringent as those specified for in this Article 11; and provided further that the receiving Party will provide prior written notice thereof to the disclosing Party and sufficient opportunity for the disclosing Party to review and comment on such required disclosure and request confidential treatment thereof or a protective order therefor.

11.4Irreparable Injury. The Parties acknowledge that either Party’s breach of this Article 11 may cause the other Party irreparable injury for which it would not have an adequate remedy at law. In the event of a breach, the nonbreaching Party may seek injunctive relief, whether preliminary or permanent, in addition to any other remedies it may have at law or in equity, without necessity of posting a bond.

11.5Return of Confidential Information. Each Party will return or destroy, at the other Party’s instruction, all Confidential Information of the other Party in its possession upon termination or expiration of this Agreement, except any Confidential Information that is necessary to allow such Party to perform or enjoy any of its rights or obligations that expressly survive the termination or expiration of this Agreement.

11.6Survival of Obligations. The obligations of confidentiality and limited use contained in this Article 11 will survive and continue through the Term and for a period of [***]

thereafter; provided that with respect to Confidential Information comprising a trade secret of a Party, such obligations will continue for as long as such Confidential Information qualifies as a trade secret under Applicable Law.

11.7Public Disclosure. The Parties agree that the initial public announcement of the execution of this Agreement will be in the form of a mutually agreed upon press release. In connection with the issuance of such press release, each Party will also be permitted to make any filings required under Applicable Law, including filings with the U.S. Securities and Exchange Commission to report the execution of this Agreement. The Parties will cooperate to mutually agree upon the content of such filings and on redactions to this Agreement for filing purposes with the U.S. Securities and Exchange Commission and the filing Party shall provide the other Party with a copy of the proposed filing as promptly as possible but in any case, no less than [***] (or such shorter period as reasonably practicable under the circumstances) before the anticipated filing date, and the other Party shall endeavor to provide its comments within [***] (or such shorter period as reasonably necessary under the circumstances) after receiving such copy, provided that to the extent not prohibited by Applicable Law, prior to making any filing or disclosure of a copy of this Agreement, the Party making the required disclosure shall submit a confidential treatment request in connection with such disclosure and shall submit pursuant to such confidential treatment request only such redacted form of this Agreement as may be mutually agreed in writing by the Parties (such agreement not to be unreasonably withheld, conditioned, or delayed).

12.TERM AND TERMINATION

12.1Term. The term of this Agreement will commence as of the Effective Date and, unless sooner terminated as provided in this Article 12, will continue in effect until the expiration of the last-to-expire Royalty Term with respect to a Licensed Product in the last country in the Territory (the “Term”). Upon expiration of the Royalty Term with respect to a Licensed Product in a country, the licenses granted to Licensee hereunder with respect to such Licensed Product in such country will become fully paid-up, royalty-free, perpetual, and irrevocable.

12.2Termination by Licensee for Convenience. Licensee will have the right to terminate this Agreement (a) in its entirety or (b) (i) solely with respect to all ROR1 ADC Programs collectively, or (ii) solely with respect to all Licensee ADC Programs collectively, in each case of (a) and (b), upon (A) ninety (90) days’ prior written notice to Licensor if no BLA has been filed for any Licensed Product in any of the ROR1 ADC Programs or Licensee ADC Programs being terminated or (B) upon one hundred eighty (180) days’ prior written notice to Licensor if a BLA has been filed for any Licensed Product in any of the ROR1 ADC Programs or Licensee ADC Programs being terminated; provided that in the case of clause (B), Licensor shall reimburse Licensee for its reasonable, documented out-of-pocket expenses and FTE costs (at a reasonable rate to be negotiated at such time) for Licensee’s performance of its obligations under this Agreement during the period beginning on the ninety-first (91st) day after provision of notice of termination by Licensee under this Section 12.2 and ending upon the effective date of such termination.

12.3Termination for Material Breach. If either Party (the “Non-Breaching Party”) reasonably and in good faith believes the other Party (the “Breaching Party”) is in material breach of this Agreement, it may give notice of such breach to the Breaching Party, and the Breaching Party will have [***] days in which to remedy such breach, or [***] days in the case of breach (whether material or not) of any payment obligation hereunder. Such [***] day period will be extended in the case of a breach not capable of being remedied in such [***] day period so long as the Breaching Party uses diligent efforts to remedy such breach and is pursuing a course of action that, if successful, is reasonably likely to effect such a remedy. If such alleged breach is not remedied in the time period set forth above, the Non-Breaching Party will be entitled, without prejudice to any of its other rights conferred on it by this Agreement, and in addition to any other remedies available to it by law or in equity, to terminate this Agreement in its entirety upon written notice to the Breaching Party. In the event of a dispute regarding any payments due and owing hereunder, all undisputed amounts will be paid when due, and the balance, if any, will be paid promptly after settlement of the dispute, including any accrued interest thereon and failure to pay the disputed amount prior to settlement of the dispute will not constitute a breach hereunder. Notwithstanding the foregoing, if the allegedly breaching Party disputes in good faith the existence or materiality of such breach and provides notice to the other Party of such dispute within such cure period, such other Party will not have the right to terminate this Agreement in accordance with this Section 12.3 unless and until it has been determined in accordance with Section 13.10 that this Agreement was materially breached by the allegedly breaching Party and the Breaching Party fails to cure such breach within [***] days (or [***] days with respect to breach of payment obligation) after the final resolution of the dispute through such dispute resolution procedure (or, other than breach of payment obligation, if the breach cannot be cured within such [***] day period, if the Breaching Party commences actions to cure such breach within such period and thereafter diligently continues such actions and provided that such actions, if successful, are reasonably likely to cure such breach). It is understood and acknowledged that during the pendency of such a dispute, all of the terms and conditions of this Agreement will remain in effect and the Parties will continue to perform all of their respective obligations hereunder. The Parties further agree that any payments that are made by one Party to the other Party pursuant to this Agreement pending resolution of the dispute will be promptly refunded if it is determined pursuant to Section 13.10 that such payments are to be refunded by one Party to the other Party.

12.4Termination upon Insolvency. Either Party may terminate this Agreement in its entirety if, at any time, the other Party: (a) files in any court or agency pursuant to any statute or regulation of any state or country, a petition in bankruptcy or insolvency or for reorganization or for an arrangement or for the appointment of a receiver or trustee of that Party or of its assets; (b) is served with an involuntary petition against it, filed in any insolvency proceeding, and such petition will not be dismissed within [***] days after the filing thereof; (c) passes a resolution for its winding up or proposes to be or is a party to any dissolution or liquidation; or (d) if the other Party makes an assignment for the benefit of its creditors (collectively, an “Insolvency Event”).

12.5Termination by Licensor for Patent Challenge. If Licensee or any of its Sublicensees or Affiliates initiates or asserts any Patent Challenge, Licensor will have the right to terminate this Agreement in its entirety immediately upon written notice to Licensee if Licensee fails to either (a) rescind such Patent Challenge within [***] days after such written notice or (b) terminate the applicable sublicense agreement with such Sublicensee within [***] days after such written notice.

12.6Termination by Licensor for Failure to Develop. Prior to the initiation of the first Phase II Clinical Trial for any ROR1 ADC Product, Licensor will have the right to terminate this Agreement solely with respect to all ROR1 ADC Products collectively immediately upon written notice to Licensee if Licensee, its Affiliates and its and their Sublicensees have not conducted any Development activities on any ROR1 ADC Product for a period of more than [***]. Additionally, Licensor will have the right to terminate this Agreement solely with respect to all Licensee ADC Programs collectively immediately upon written notice to Licensee if Licensee, its Affiliates and its and their Sublicensees (a) have not conducted any pre-clinical Development activities on at least [***] Platform Products prior to the [***] anniversary of the Effective Date or (b) have failed to scale up at least [***] Platform Product for toxicology studies prior to the [***] anniversary of the Effective Date.

12.7Consequences of Termination.

(a)In the event that this Agreement is terminated in its entirety by either Party for any reason, then, as of the effective date of such termination, the following terms and conditions will apply:

(i)the license granted to Licensee under Section 2.1 will terminate and all rights with respect thereto will revert in their entirety to Licensor; and

(ii)Licensee shall promptly return to Licensor, at no cost to Licensor (unless termination is by Licensee under Sections 12.3 or 12.4, in which case at Licensor’s cost and expense), all tangible embodiments of Licensed Know-How and Confidential Information of Licensor that Licensor has transferred to Licensee.

(b)In the event that this Agreement is terminated solely with respect to the Licensee ADC Programs or the ROR1 ADC Programs by either Party for any reason, then, as of the effective date of such termination, the following terms and conditions will apply:

(i)the license granted to Licensee under Section 2.1 solely with respect to such Terminated Program will terminate and all rights with respect thereto will revert in their entirety to Licensor;

(ii)the license granted to Licensee under Section 2.1 with respect to the non-Terminated Program shall otherwise survive and continue in effect; and

(iii)Licensee shall promptly return to Licensor, at no cost to Licensor, all tangible embodiments of Licensed Know-How and Confidential Information of Licensor that (A) Licensor has transferred to Licensee and (B) solely and specifically relate to the Terminated Program.

12.8Other Consequences of Termination Regarding Licensee ADC Programs. In the event that this Agreement is terminated either in its entirety or partially with respect to Licensee ADC Programs then, in either case, as of the effective date of such termination, at Licensor’s option in its sole discretion, the following terms and conditions will apply:

(a)Licensee shall, in accordance with accepted pharmaceutical industry norms and ethical practices, wind-down the conduct of any Clinical Trial for any Terminated

Program in an orderly manner and, notwithstanding anything to the contrary in this Agreement, all licenses in favor of Licensee hereunder shall continue solely as necessary for this purpose; and

(b)solely in the event of termination by Licensee pursuant to Section 12.2 or by Licensor for any reason, Licensee shall and hereby grants to Licensor a perpetual, transferable, worldwide, non-exclusive license, with the right to grant sublicenses through multiple tiers of sublicensees under the ADC Improvements that are Controlled by Licensee as of the effective date of termination to Exploit the Zentalis ADC Technology. To the extent any of the ADC Improvements licensed to Licensor in the foregoing sentence require payments to Third Parties based upon the Exploitation of a product by or on behalf of Licensor, Licensor shall be obligated to make such payments to Licensee or directly to the applicable Third Party (as directed by Licensee), but solely as to such portion of such Third Party rights allocable to the sublicense granted to Licensor hereunder.

12.9Other Consequences of Termination Regarding ROR1 ADC Programs. In the event that this Agreement is terminated, either in its entirety or partially with respect to ROR1 ADC Programs only, then, in either case, as of the effective date of such termination, at Licensor’s option in its sole discretion, the following terms and conditions will apply:

(a)if Licensee has any inventory of any ROR1 ADC Products or Licensed ROR1 Antibodies, or components thereof or reagents specifically related thereto (including Licensed ROR1 Antibodies, linkers, payloads, linker-payload conjugates and related intermediates), then Licensee shall have [***] after the effective date of termination during which to dispose of such inventory (subject to the payment to Licensor of any royalties due hereunder thereon) or, solely in the event of termination by Licensee pursuant to Section 12.2 or by Licensor for any reason, at Licensor’s election, Licensee shall promptly transfer title and ownership of such inventory to Licensor, at Licensor’s expense and subject to reimbursement of Licensee’s actual Manufacturing costs;

(b)at Licensor’s election, Licensee shall transfer and assign to Licensor the (i) [***] and (ii) solely in the event of termination by Licensee pursuant to Section 12.2 or by Licensor for any reason, subject to Licensee obtaining the consent of the applicable counterparty if necessary, all contracts with Third Parties that relate solely and specifically to the ROR1 ADC Products or Licensed ROR1 Antibodies, or components thereof or reagents specifically related thereto (including Licensed ROR1 Antibodies, linkers, payloads, linker-payload conjugates and related intermediates). To the extent any such contract is not assignable without consent of the counterparty, Licensee shall use commercially reasonable efforts to obtain such consent and to provide Licensor with the benefit of such contract until such consent is obtained;

(c)solely in the event of termination by Licensee pursuant to Section 12.2 or by Licensor for any reason, to the extent permitted by applicable Regulatory Authorities and at Licensor’s election: (i) effective upon the effective date of termination, Licensee shall and hereby transfers and assigns to Licensor all Regulatory Filings, Regulatory Approvals and information (but solely to the extent included in any such Regulatory Filings, including safety data) Controlled by Licensee, with respect to all ROR1 ADC Products, (ii) to the extent any activity in clause (i) is not permitted by the applicable Regulatory Authority, Licensee shall permit Licensor to cross-reference and rely upon any Regulatory Approvals and Regulatory Filings filed by Licensee with respect to such ROR1 ADC Products, if necessary to effectuate the intent of subsection (i), and (iii) with respect to any ROR1 ADC Product for which Regulatory Approval has been obtained, on a country-by-country basis, until such time as all Regulatory Approvals with respect to such ROR1 ADC Products have been assigned and transferred to Licensor, Licensee will appoint Licensor or its designee as its exclusive distributor of such ROR1 ADC Products in such country and grant Licensor or its designee the right to appoint sub-distributors;

(d)(i) Licensee shall, in accordance with accepted pharmaceutical industry norms and ethical practices, wind-down the conduct of any Clinical Trial for any ROR1 ADC Program in an orderly manner and, notwithstanding anything to the contrary in this Agreement, all licenses in favor of Licensee hereunder shall continue solely as necessary for this purpose, or (ii) solely in the event of termination by Licensee pursuant to Section 12.2 or by Licensor for any reason, at Licensor’s election, Licensee shall fully cooperate with Licensor to transfer the conduct of such Clinical Trial for any ROR1 ADC Program to Licensor or its designees and provide such knowledge transfer and other training to Licensor or its designee as reasonably necessary for the smooth transition and continuation of such Clinical Trial for such ROR1 ADC Program;

(e)solely in the event of termination by Licensee pursuant to Section 12.2 or by Licensor for any reason, at Licensor’s election and upon three (3) months’ prior written notice to Licensee, Licensee shall (i) deliver to Licensor any documents in its possession that relate to the then-currently used Manufacturing process for the ROR1 ADC Products and (ii) for a period of [***] after such written notice is provided, use diligent efforts to complete any additional steps reasonably necessary to effect a technology transfer of the then-currently used Manufacturing process for the ROR1 ADC Products (including components thereof and reagents specifically related thereto (including Licensed ROR1 Antibodies, linkers, payloads, linker-payload conjugates and related intermediates)) to Licensor or its designated contract manufacturer, provided that (A) Licensee’s obligation to use diligent efforts shall not unreasonably interfere with Licensee’s ordinary course of business and (B) Licensor shall reimburse Licensee for its reasonable, documented out-of-pocket expenses and FTE costs (at a reasonable rate to be negotiated at such time) for Licensee’s conduct of such diligent efforts. Until such technology transfer is complete or the expiration of such [***] period, whichever is sooner, Licensee shall use diligent efforts to supply Licensor with all of Licensor or its designee’s required quantities of ROR1 ADC Products at a supply price equal to Licensee’s Manufacturing cost;

(f)solely in the event of termination by Licensee pursuant to Section 12.2 or by Licensor for any reason, Licensee shall and hereby grants to Licensor a perpetual, transferable, worldwide, exclusive license, with the right to grant sublicenses through multiple tiers of sublicensees, solely for the Exploitation of ROR1 ADC Products and Licensed ROR1 Antibodies under any and all Patents, Patent Application, Know-How, Trademarks and other intellectual property rights that (i) are Controlled by Licensee as of the effective date of termination and (ii) that Cover the Exploitation of ROR1 ADC Products or Licensed ROR1 Antibodies to the extent such ROR1 ADC Products and Licensed ROR1 Antibodies had been Exploited by Licensee prior to the effective date of termination, and Licensee shall provide reasonable consultation and assistance for the transfer of such Know-How. To the extent any of the Patents, Know-How or other intellectual property rights licensed to Licensor in the foregoing sentence require payments to Third Parties based upon the Exploitation of a ROR1 ADC Product or Licensed ROR1 Antibodies by or on behalf of Licensor, Licensor shall be obligated to make such payments to Licensee or directly to the applicable Third Party (as directed by Licensee), but solely as to such portion of such Third Party rights allocable to the sublicense granted to Licensor hereunder; and

(g)if Licensor Commercializes any ROR1 ADC Product that (when it was a Licensed Product) has already received Regulatory Approval on or before the effective date of termination, Licensor shall pay royalties to Licensee under the terms and conditions of Section 6.3, with Licensor standing in for Licensee as the payor and Licensee standing in for Licensor as the payee, mutatis mutandis, provided that (i) all applicable royalty rates are reduced by [***] and (ii) Licensor shall pay royalties to Licensee on each ROR1 ADC Product until the earlier of (A) the cumulative royalty payments made by Licensor to Licensee hereunder equal [***] the documented aggregate costs and expenses incurred by Licensee with respect to the Development of such ROR1 ADC Product through the effective date of termination and (B) the expiration or termination of the applicable Royalty Term for such ROR1 ADC Product.

12.10Accrued Rights, General Surviving Obligations. Except where expressly provided for otherwise in this Agreement, termination of this Agreement will not relieve the Parties of any liability, including any obligation to make payments that accrued hereunder prior to the effective date of such termination, nor preclude any Party from pursuing all rights and remedies it may have hereunder or at law or in equity with respect to any breach of this Agreement, nor prejudice any Party’s right to obtain performance of any obligation to be performed hereunder. Termination or expiration of this Agreement will not relieve either Party from obligations that are expressly indicated to survive termination or expiration of this Agreement. The rights and obligations set forth in this Agreement will extend beyond the expiration or termination of this Agreement only to the extent expressly provided for herein, or to the extent that the survival of such rights or obligations are necessary to permit their complete fulfillment or discharge. In the event of expiration or termination of this Agreement for any reason, the following provisions will survive in addition to others specified in this Agreement to survive in such event. Additionally, the rights and obligations of the Parties under Articles 1, 9, 10, 11 and 13 and Sections 2.6, 6.5, 6.6, 6.7, 6.8, 7.1, 7.2, 7.5, 12.7, 12.8, 12.9, 12.10 and 12.11 as of the effective date of expiration or termination date will survive the termination or expiration of this Agreement. Except as otherwise provided for in this Agreement, termination by a Party will not be an exclusive remedy, and all other remedies will be available to the terminating Party, in equity and at law.

12.11Rights in Bankruptcy. All rights and licenses granted under or pursuant to this Agreement by Licensor or Licensee are, and will otherwise be deemed to be, for purposes of Section 365(n) of the U.S. Bankruptcy Code, licenses of right to “intellectual property” as defined under Section 101 of the U.S. Bankruptcy Code and the Parties may fully exercise all of their rights and elections under the U.S. Bankruptcy Code. Upon the occurrence of an Insolvency Event by or against Licensor, Licensee shall be entitled to a complete duplicate of (or complete access to, as appropriate) all Licensed IP (including all embodiments of such intellectual property), which, if not already in Licensee’s possession, shall be promptly delivered to it upon Licensee’s written request (x) upon commencement of a bankruptcy proceeding, unless Licensor continues to perform all of its obligations under this Agreement, or (y) if not delivered pursuant to clause (x) above because Licensor continues to perform, upon the rejection of this Agreement by or on behalf of Licensor. Unless and until Licensor rejects this Agreement, Licensor shall perform all of its obligations under this Agreement. Licensor shall not interfere with the rights of Licensee to intellectual property as set forth in this Section 12.11, including the right to obtain the intellectual property from another entity. The Parties intend and agree that any sale of Licensor’s assets under Section 363 of the Bankruptcy Code shall be subject to Licensee’s rights under Section 365(n), that Licensee cannot be compelled to accept a money satisfaction of its interests in the intellectual property licensed pursuant to this Agreement, and that any such sale therefore may not be made to a purchaser “free and clear” of Licensee’s rights under this Agreement and Section 365(n) without the express, contemporaneous written consent of Licensee.

13.MISCELLANEOUS

13.1Agency. Neither Party is, nor will be deemed to be, an employee, agent, co-venturer or legal representative of the other Party for any purpose. Neither Party will be entitled to enter into any contracts in the name of, or on behalf of the other Party, nor will either Party be entitled to pledge the credit of the other Party in any way or hold itself out as having the authority to do so.

13.2Assignment; Change of Control.

(a)Except as otherwise provided in this Agreement, neither this Agreement nor any right or obligation hereunder will be delegable, transferable or assignable (voluntarily) by any Party without the prior written consent of the other Party (which consent will not be unreasonably withheld or delayed); provided, however, (i) either Party, without such consent, may assign this Agreement in whole or in part to an Affiliate of such Party without obtaining such consent, provided that the assigning Party agrees to remain primarily (and not secondarily or derivatively) liable for the full and timely performance by such Affiliate of all its obligations hereunder, (ii) either Party, without such consent, may assign or transfer this Agreement in its entirety to its successor in a Change of Control, (iii) either Party, without such consent, may assign or transfer this Agreement in its entirety to a successor-in-interest in the sale of all or substantially all of its assets or that portion of its business to which this Agreements relates; provided that the Licensed IP and any agreement that the Parties enter into under this Agreement are also assigned or transferred to the same Third Party to which this Agreement is assigned or transferred and (iv) Licensor may assign any of its rights to receive payments from Licensee under this Agreement to a Third Party; provided that Licensor shall remain liable for performing all of its obligations under this Agreement.

(b)This Agreement will be binding upon and inure to the successors and permitted assignees of the Parties and the name of a Party appearing herein will be deemed to include the names of such Party’s successor’s and permitted assigns to the extent necessary to carry out the intent of this Agreement. Any assignment not in accordance with this Section 13.2 will be null and void.

13.3Further Actions. Each Party agrees to execute, acknowledge and deliver such further instruments, and to do all such other acts, as may be necessary or appropriate in order to carry out the purposes and intent of this Agreement.

13.4Force Majeure. Neither Party will be liable or responsible to the other Party for loss or damages, nor will it have any right to terminate this Agreement for any default or delay attributable to any circumstances beyond a Party’s reasonable control, including acts of God, fire, flood, earthquake, acts of war, acts of terrorism, blockage or embargo and the like (a “Force Majeure Event”); provided, however, that in each such case the Party affected will use commercially reasonable efforts to avoid such occurrence and to remedy it promptly. The Party affected will give prompt notice of any such cause to the other Party. When such circumstances arise, the Parties will negotiate in good faith any modifications of the terms of this Agreement that may be necessary or appropriate in order to arrive at an equitable solution; provided that, if the failure to perform due to such Force Majeure Event continues for a period of [***], then the unaffected Party may terminate this Agreement upon written notice to the other Party.

13.5Notices. All notices, consents, waivers and other communications required or permitted to be given hereunder shall be deemed given (a) the date sent if sent by email (with transmission confirmed), (b) [***] (at the place of delivery) after deposit with an internationally recognized overnight delivery service, or (c) [***] after mailing if mailed by registered or certified mail, postage prepaid and return receipt requested, in each case (a) – (c) to the addresses set forth below or to such other addresses of which notice shall have been given in accordance with this Section 13.5.

If to Licensee, addressed to:

Immunome, Inc.
18702 N Creek Parkway, Suite 100
Bothell, WA 98011
Attention: [***]
Email: [***]

Immunome, Inc.
665 Stockton Drive, Suite 300
Exton, PA 19341
Attention: [***]
Email: [***]

With a copy to:

Cooley LLP

500 Boylston Street, Floor 14

Boston, MA 02116

Attention: [***]

Email: [***]

If to Licensor, addressed to:

Zentalis Pharmaceuticals, Inc.

Attention: [***]

Address: 1359 Broadway, Suite 801

New York, NY 10018

Email: [***]

With copies to:

Zentalis Pharmaceuticals, Inc.

Attention: [***]

Address: 1359 Broadway, Suite 801

New York, NY 10018

Email: [***]

Latham & Watkins LLP

1271 Avenue of the Americas

New York, NY 10020

Attention: [***]

Email: [***]

13.6Amendment. No amendment, modification or supplement of any provision of this Agreement will be valid or effective unless made in writing and signed by a duly authorized officer of each Party.

13.7Waiver. No provision of this Agreement will be waived by any act, omission or knowledge of a Party or its agents or employees except by an instrument in writing expressly waiving such provision and signed by a duly authorized officer of the waiving Party.

13.8Counterparts; Electronic Delivery. This Agreement may be executed in counterparts, and each such counterpart hereof will be deemed to be an original instrument, but all such counterparts together will constitute but one agreement. Delivery of an executed counterpart of a signature page of this Agreement by PDF, facsimile or other electronic transmission will be effective as delivery of a manually executed original counterpart of this Agreement.

13.9Construction.

(a)The descriptive headings of this Agreement are for convenience only, and will be of no force or effect in construing or interpreting any of the provisions of this Agreement.

(b)This Agreement was prepared in the English language, which language will govern the interpretation of, and any dispute regarding, the terms of this Agreement.

(c)Each Party acknowledges and agrees that this Agreement has been diligently reviewed by and negotiated by and between them, that in such negotiations each of them has been represented by competent counsel and that the final agreement contained herein, including the language whereby it has been expressed, represents the joint efforts of the Parties and their counsel. Accordingly, in the event an ambiguity or a question of intent or interpretation arises, this Agreement will be construed as if drafted jointly by the Parties and no presumption or burden of proof will arise favoring or disfavoring any Party by virtue of the authorship of any provisions of this Agreement.

(d)Unless the context requires otherwise, (i) any definition of or reference to any agreement, instrument, or other document herein will be construed as referring to such agreement, instrument, or other document as from time to time amended, supplemented, or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein or therein), (ii) any reference to any Applicable Laws herein will be construed as referring to such Applicable Laws as from time to time enacted, repealed, or amended, (iii) any reference herein to any person or entity will be construed to mean the person’s or entity’s successors and assigns (after any such succession or assignment), (iv) the words “herein”, “hereof” and “hereunder”, and words of similar import, will be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (v) the word “or” will be interpreted to mean “and/or”, (vi) all references herein to Articles, Sections, or Appendices, unless otherwise specifically provided, will be construed to refer to Articles, Sections, and Appendices of this Agreement, (vii) the words “include” and “including” will be interpreted to mean “include without limitation” and “including without limitation,” respectively, (viii) the word “any” will mean “any and all” unless otherwise clearly indicated by context, (ix) the definitions of the terms herein will apply equally to the singular and plural forms of the terms defined, and (x) whenever the context may require, any pronoun will include the corresponding masculine, feminine, and neuter forms.

(e)References to sections of the Code of Federal Regulations and to the U.S. Code will mean the cited sections, as these may be amended from time to time.

13.10Governing Law; Arbitration. This Agreement will be governed by and interpreted in accordance with the substantive laws of the State of New York, U.S. without regard to its or any other jurisdiction’s laws, rules or principles that would result in the application of the laws of any jurisdiction other than the State of New York. Any disputes that arise between the Parties shall first be submitted to executive officers of the Parties who shall confer in good faith to resolve the dispute. If no resolution is achieved by such executive officers, the dispute shall be submitted to binding arbitration with the office of the American Arbitration Association (“AAA”) in New York, New York in accordance with the then-prevailing commercial arbitration rules of the American Arbitration Association. Such dispute shall be heard by a panel of [***] arbitrators appointed in accordance with such rules. All such arbitration proceedings shall be held in English and a transcribed record shall be prepared in English. The Party submitting the dispute to arbitration shall select the [***] arbitrators and shall provide notice of the same at the time it submits the dispute to arbitration. The non-initiating Party shall then have [***] to select the [***]. Thereafter, the [***] arbitrators shall have [***] to choose the [***] arbitrator. If no arbitrator is appointed within the times herein provided or any extension of time which is mutually agreed upon, the AAA shall make such appointment of the [***] arbitrators [***] of such failure who shall thereafter pick the [***] as set forth herein. Each Party in any arbitration proceeding commenced hereunder shall initially bear such Party’s own costs and expenses (including expert witness and attorneys’ fees) of investigating, preparing and pursuing such arbitration claim. The fees and expenses of the arbitrators will be shared equally by the Parties. Nothing in this Agreement shall be deemed as preventing either Party from seeking injunctive relief (or any other provisional remedy) from any court having jurisdiction over the Parties and the subject matter of the dispute as necessary to protect either Party’s name, Confidential Information, intellectual property rights or any other proprietary rights. If the dispute involves scientific or technical matters, each arbitrator chosen hereunder shall have educational training and experience relevant to the field of pharmaceuticals. The award rendered by the arbitrators shall be written, final and non-appealable, and judgment upon the award rendered by the arbitrator may be entered in any court having jurisdiction thereof. The prevailing Party shall be entitled to recover from the losing Party the prevailing Party’s attorneys’ fees and costs. The arbitrator shall have the right to apportion liability between the Parties, but will not have the authority to award any damages or remedies not available under the express terms of this Agreement. The arbitration award will be presented to the Parties in writing, and upon the request of either Party, will include findings of fact and conclusions of law. The award may be confirmed and enforced in any court of competent jurisdiction.

13.11Severability. Whenever possible, each provision of this Agreement will be interpreted in such manner as to be effective and valid under Applicable Law, but if any provision of this Agreement is held to be prohibited by or invalid under Applicable Law, such provision will be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of this Agreement. In the event of such invalidity, the Parties will seek to agree on an alternative enforceable provision that preserves the original purpose of this Agreement.

13.12Compliance with Applicable Law. Each Party will comply with all Applicable Law in performing its obligations and exercising its rights hereunder. Nothing in this Agreement will be deemed to permit either Party to export, re-export or otherwise transfer any information transferred hereunder or Licensed Product manufactured therefrom without complying with Applicable Law.

13.13Entire Agreement of the Parties. This Agreement and the exhibits attached hereto, and the Stock Issuance Agreement, constitute and contain the complete, final and exclusive understanding and agreement of the Parties, and cancel and supersede any and all prior or contemporaneous negotiations, correspondence, understandings and agreements, whether oral or written, between the Parties respecting the subject matter of this Agreement (including the Confidential Disclosure Agreement), and neither Party will be liable or bound to any other Party in any manner by any representations, warranties, covenants, or agreements except as specifically set forth herein or therein. Nothing in this Agreement, express or implied, is intended to confer upon any Party, other than the Parties and their respective successors and assigns, any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided herein. To the extent that anything set forth in an exhibit attached hereto conflicts with the terms of this Agreement, the terms of this Agreement will control.

13.14Performance by Affiliates.

(a)Licensor recognizes that Licensee may perform some or all of its obligations under this Agreement through Affiliates; provided, however, that Licensee will remain responsible for the performance by its Affiliates and will cause its Affiliates to comply with the provisions of this Agreement in connection with such performance.

(b)Licensee recognizes that Licensor may perform some or all of its obligations under this Agreement through Affiliates; provided, however, that Licensor will remain responsible for the performance of its Affiliates and will cause its Affiliates to comply with the provisions of this Agreement in connection with such performance.

[Signature Page Follows]

IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed as of the Effective Date by their duly authorized representatives as set forth below:

IMMUNOME, INC.

By:	/s/ Clay B. Siegall

Name:	Clay B. Siegall, Ph.D.

Title:	Chief Executive Officer

ZENTALIS PHARMACEUTICALS, INC.

By:	/s/ Kimberly Blackwell

Name:	Kimberly Blackwell

Title:	Chief Executive Officer

EXHIBIT 1.9

[***]

EXHIBIT 1.51

[***] ROR1 ADC ANTIBODIES

[***]

EXHIBIT 1.55

LICENSED KNOW-HOW

[***]

EXHIBIT 1.56

LICENSED PATENTS

[***]

EXHIBIT 1.59

LICENSED ROR1 ANTIBODIES

[***]

EXHIBIT 1.113

ZENTALIS ADC TECHNOLOGY

[***]

EXHIBIT 4.1

ASSUMED OBLIGATIONS AND LIABILITIES

[***]

EXHIBIT 4.2

TRANSFER MATERIALS

[***]